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                                                                   Exhibit 10.35

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                                 LEASE AGREEMENT

                               McCarran Center, LC

                                       and

                             Nextel WIP Lease Corp.

                                  May 11, 1999

                                    SS-NNN-42

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                                TABLE OF CONTENTS

1. BASIC LEASE TERMS                                                           1

   1.1     Premises Address                                                    1

   1.2     Rental Area                                                         1

   1.3     Building Designation                                                1

   1.4     Project                                                             1

   1.5     Site Plan                                                           1

   1.6     Premises Floor Plan                                                 1

   1.7     Initial Term:                                                       1

   1.8     Commencement Date                                                   2

   1.9     Parking Allocation                                                  2

   1.10    Option to Renew                                                     2

   1.11    Base Rent                                                           2

   1.12    Rent Adjustments                                                    3

   1.13    Improvements                                                        3

   1.14    Rules and Regulations                                               3

   1.15    Operating Expenses                                                  3

   1.16    Security Deposit                                                    3

   1.17    Permitted Use                                                       3

   1.18    Addresses for Payments, Notices and Deliveries:                     4

   1.19    Brokers:                                                            4

2. PREMISES                                                                    4

   2.1     Leased Premises:                                                    4

   2.2     Delivery and Acceptance of Premises:                                4

   2.3     Building Name and Address:                                          5


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3. TERM                                                                        5

  3.1     General:                                                             5

  3.2     Delay in Possession:                                                 5

  3.3     Early Occupancy:                                                     6

  3.4     Option Term(s):                                                      6

  3.5     First Right of Refusal                                               6

  3.6     Early Termination                                                    7

4. RENT AND OPERATING EXPENSES                                                 7

  4.1     Base Rent:                                                           7

  4.2     Operating Expenses                                                   7

  4.3     Cost of Living Increases:                                           11

  4.4     Security Deposit:                                                   11

  4.5     Option Rent:                                                        11

5. USE                                                                        11

  5.1     Use:                                                                11

  5.2     Hazardous Materials:                                                12

  5.3     Signs and Roof Rights:                                              12

6. COMMON FACILITIES AND VEHICLE PARKING                                      13

  6.1     Operation and Maintenance of Common Facilities:                     13

  6.2     Use of Common Facilities:                                           13

  6.3     Parking:                                                            14

  6.4     Changes and Additions by Landlord:                                  14

7. MAINTENANCE, REPAIRS AND ALTERATIONS                                       14

  7.1     Landlord's Obligations:                                             14

  7.2     Tenant's Obligations:                                               15

  7.3     Alterations and Additions:                                          16


                                   * * ii * *
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   7.4     Utility Additions:                                                 17

   7.5     Entry and Inspection:                                              17

   7.6     Tenant's Non-Standard Building Improvements:                       17

   7.7     Landlord's Improvements:                                           18

8. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY                                 18

   8.1     Taxes on Tenant's Property:                                        18

9. UTILITIES                                                                  18

   9.1     Multi-Tenant Building                                              18

   9.2     Liability of Landlord                                              18

10. ASSIGNMENT AND SUBLETTING                                                 19

  10.1     Rights of Parties:                                                 19

  10.2     Effect of Transfer:                                                20

11. INSURANCE AND INDEMNITY                                                   20

  11.1     Tenant's Insurance:                                                20

  11.2     Landlord's Insurance:                                              21

  11.3     Waiver of Subrogation:                                             21

  11.4     Policies:                                                          21

  11.5     Tenant's Indemnity:                                                21

  11.6     Landlord's Indemnity:                                              22

12. DAMAGE OR DESTRUCTION                                                     22

  12.1     Restoration:                                                       22

13. EMINENT DOMAIN                                                            23

  13.1     Total or Partial Taking:                                           23

  13.2     Temporary Taking:                                                  23

  13.3     Taking of Parking Area:                                            23


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14. SUBORDINATION; ESTOPPEL CERTIFICATE                                       24

  14.1      Subordination:                                                    24

  14.2      Estoppel Certificate:                                             24

15. DEFAULTS AND REMEDIES                                                     24

  15.1      Tenant's Default                                                  24

  15.2      Landlord's Remedies:                                              25

  15.3      Expenses and Legal Fees:                                          28

16. END OF TERM                                                               28

  16.1      Holding Over:                                                     28

  16.2      Merger on Termination:                                            28

  16.3      Surrender of Premises: Removal of Property:                       29

  16.4      Termination; Advance Payments:                                    29

17. PAYMENTS AND NOTICES                                                      29

18. LIMITATION OF LIABILITY                                                   29

19. TRANSFER OF LANDLORD'S INTEREST                                           29

20. MISCELLANEOUS                                                             30

  20.1      Gender and Number                                                 30

  20.2      Headings:                                                         30

  20.3      Joint and Several Liability:                                      30

  20.4      Successors:                                                       30

  20.5      Time of Essence:                                                  30

  20.6      Severability:                                                     30

  20.7      Entire Agreement                                                  30

  20.8      Waiver of Trial by Jury.                                          30

  20.9      Partial Invalidity                                                31


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20.10   Recording                                                             31

20.11   Waiver                                                                31

20.12   Late Charges                                                          31

20.13   Inability to Perform                                                  31

20.14   Choice of Law                                                         31

20.15   Independently Provided Services                                       31

20.16   Prior Agreements                                                      32

EXHIBIT A PROJECT & PREMISES

EXHIBIT A-1  PROJECT SITE PLAN (McCarran II)

EXHIBIT A-2  BUILDING SITE PLAN

EXHIBIT B-1  FLOOR PLAN

EXHIBIT B-2  USE OF TENANT IMPROVEMENT ALLOWANCE

EXHIBIT B-3  STANDARD TENANT IMPROVEMENT SPECIFICATIONS

EXHIBIT C    TENANT'S WORK LETTER

EXHIBIT D    RULES AND REGULATIONS

EXHIBIT E    OPERATING EXPENSES

EXHIBIT F    PARKING

EXHIBIT I    RENEWAL OPTIONS

EXHIBIT J    BROKERAGE COMMISSION

EXHIBIT K    COMMENCEMENT DATE

EXHIBIT L    MASTER SIGN PLAN

EXHIBIT M    SUBORDINATION AND NON-DISTURBANCE AGREEMENT

EXHIBIT N    TENANT ESTOPPEL CERTIFICATE


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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease"), dated May 11, 1999 is made by and between McCarran Center, LC, a Nevada Limited Company, (herein called "Landlord") and Nextel WIP Lease Corp., a Delaware Corporation (herein called "Tenant").

                              1. Basic Lease Terms

      Each reference in this Lease to the "Basic Lease Terms" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining articles of this Lease.

1.1 Premises Address

            XXXX Bermuda Road          (address to be provided by amendment)
            Las Vegas, NV 89119

1.2 Rental Area

            Building 42: 23,306 sq. ft., Phase I of 15,000 and Phase II of 8,306 (remainder).
            Building 42A: 20,000 sq. ft.

1.3 Building Designation

            Building 42
            Building 42 Rentable Sq. Ft.: 23,306 sq. ft.
            Building 42 Area Acreage: 2.02 acres (see Exhibit A-2).

            Building 42A
            Building 42A Rentable Sq. Ft.: A minimum of 20,000 sq. ft. Building 42A Area Acreage: X.XX acres (see amendment to Exhibit A-2).

1.4 Project

            McCarran Center II - Exhibit A-1: 16.5 acres

1.5 Site Plan

             EXHIBIT A-2

1.6 Premises Floor Plan

             Building 42: EXHIBIT B-1
             Building 42A: To be provided by amendment.

1.7 Initial Term:

            Building 42: Eighty Four months.
            Building 42A: Sixty Months


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1.8 Commencement Date

            Building 42: October 1,1999, based upon receipt of an approved space plan by May 17, 1999, (or for purposes of paying rent, upon completion of construction).

            Building 42A: October 1, 2001, (unless mutually agreed by the parties due to Tenant's request for an earlier occupancy).

1.9 Parking Allocation

            Building 42: 117 standard parking spaces (5 spaces per 1,000 sq. ft.) from Oct. 1, 1999 to Oct. 1, 2000. Thereafter, 164 standard parking spaces shall be provided (7 spaces per 1,000 sq. ft.).

            Building 42A: 100 standard parking spaces (5 spaces per 1,000 sq. ft.), unless Tenant shall request an increase of up to 40 additional spaces on or before October 1, 2000.

1.10 Option to Renew

            EXHIBIT "I": Two term(s) of Sixty months each which shall apply to both Building 42 and 42A.

1.11 Base Rent

            Building 42: $24,937.42 per month after full occupancy of 23,306 sq. ft. in building 42 during the term of the Lease unless otherwise modified herein. Where reference is made in this Lease to rent as provided in
      Section 1.11, or where such reference is made to the term "Original Monthly Rent", such rent shall be deemed to be the Base Rent.

                  Phase I Occupancy: From the Commencement Date through October 1, 2000, Tenant shall occupy Phase I (15,000 sq. ft.) and the Base Rent shall be as follows:

                      Base Rent:         $16,050 per month ($1.07 per sq. ft.
                                         x 15,000 sq. ft.)
                      Over Std. Parking: $559.34 per month (parking at
                                         5/1,000 on 23,306 sq. ft. @ $.024
                                         per sq. ft. per month).
                      Total Base Rent:   $16,609.34 per month to Sept. 30, 2000.
                                         ---------------------------------------

                  Phase II Occupancy: At such time as Tenant shall occupy Phase II (8,306 sq. ft.) for business operations, but not later than October 1, 2000, Tenant shall pay a Base Rent as follows:

                      Phase I Rent:      $16,050 per month + adjustment per
                                         Section 4.3.
                      Phase II Rent:     $8,887.42 per month ($1.07 per sq. ft.
                                         x 8,306 sq. ft.) + adjustment per
                                         Section 4.3 as applied to the Phase I
                                         Rent.
                      Over Std. Parking: $1,504.00 per month (Additional 47
                                         spaces for 7/1,000 parking at $32 per
                                         month per space).
                      Total Base Rent:   $26,441.42 per month from Oct. 1, 2000.
                                         ---------------------------------------

                      Should Tenant choose not to utilize Landlord's Tenant Improvement Allowance of $207,650 for Phase II (see Exhibit B-2), the Phase II Rent shall be $5,731.14 per month ($0.69 per sq. ft.) and the Total Base Rent from Oct. 1, 2000, shall be $23,844.14 per month.

            Building 42A: The base rent for the 20,000 sq. ft. expansion into Building 42A shall be determined by multiplying the Base Rent (for Building 42) by the percentage increase in the cost of construction of the premises in Building 42A over and above the cost of constructing the premises in Building 42 (hereafter the "42A Multiplier). The 42A Multiplier shall be determined by comparing all costs associated with the land, infrastructure, entitlements, permitting, design and construction of the premises in Buildings 42 and 42A on a prorata, sq. ft. basis. Landlord shall provide Tenant with a comparable cost summary and a determination of the 42A Multiplier and the associated building 42A base Rent, in writing, after January 15, 2001 but before March 31, 2001. Based on building


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      42A being a single story, 20,000 sq. ft. structure with 5/1,000 parking, should the 42A Multiplier be greater than 1.15 (a 15% increase over the adjusted Base Rent for building 42 as of October 1, 2001), Tenant may elect to cancel its lease obligation for Building 42A by providing written notice thereof within Fifteen (15) days of receipt of the cost summary. Such cancellation by Tenant shall release Landlord and Tenant of further obligations with regard to Building 42A, except Tenant agrees to reimburse Landlord for the costs of preparing the architectural drawings, engineering and comparable cost summary, which the parties agree shall not exceed $20,000. Landlord and Tenant agree to use best efforts to expedite the design and plans associated with Building 42A and to "value engineer" the overall costs while maintaining a first class quality building in keeping with similar buildings within the Project. Building 42A shall be a single story, 20,000 sq. ft. building unless additional space is requested by Tenant. Should Tenant request in excess of 20,000 sq. ft. in building 42A (a two story building), the parties shall use best efforts to value engineer the building and costs taking into account the increased costs associated with a two story structure, additional land and parking and Tenant shall not have the ability to cancel the lease commitment. The Base Rent for the two story structure will be determined by the Multiplier method previously set forth herein and applied on a prorata basis to the space to be occupied by Tenant.

1.12 Rent Adjustments

            See Section 4 below. CPI adjustments shall be capped at a one and one half percent (1.5%) minimum and six and one half percent (6.5%) maximum for any twelve (12) month period.

1.13 Improvements

            EXHIBIT B-2

1.14 Rules and Regulations

            EXHIBIT "D"

1.15 Operating Expenses

            See EXHIBIT "E"
            Group I Percentage: 12.24%
            Group II Percentage: 100%
                  Controllable Operating Expenses capped at a seven (7) percent increase per year (see Section 4.2.1).

1.16 Security Deposit

            Waived

1.17 Permitted Use

            Commercial Offices and as permitted under the applicable MD (light industrial) zoning, including, but not limited to the operation of a "call center", phone programming and the use of a loading dock with interior warehouse storage.


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1.18 Addresses for Payments, Notices and Deliveries:

            Landlord:
                   McCARRAN CENTER, LC
                   a Nevada Limited Liability Company
                   2300 W. Sahara, Suite 530
                   Las Vegas, NV 89102

            Tenant:
                   Nextel Partners, Incorporated
                   4500 Carillon Point
                   Kirkland, WA 98033
                   Attn. Legal Department

1.19 Brokers:

            EXHIBIT "J". Scott Riddles, Staubach Company

                                   2. Premises

2.1 Leased Premises

            Landlord leases to Tenant and Tenant rents from Landlord the Premises (herein the "Premises") within buildings 42 and 42A, subject to their corresponding Commencement Dates, Site Plans and Base Rents, and containing the rental area set forth in Section 1.2 of the Basic Lease Terms. Unless this Lease specifically refers to and differentiates between the leased space within building 42 and building 42A, the term "Premises" shall commonly refer to the use of the leased space within both such buildings. The Premises is located within the buildings commonly referred to as building 42 and building 42A (which two buildings, together with the underlying real property, shall be referred to commonly as the "Building"), and is a portion of the project including other buildings described in Section 1.4 of the Basic Lease Terms (herein "Project"). The Premises and the Project are indicated on Exhibits "A-2" and "A-1", respectively. The rentable area of the Premises is determined under BOMA standards for "flex" buildings by measuring: to the "drip line" of the Building's exterior walls, which includes the area contained within exterior entry alcoves.

2.2 Delivery and Acceptance of Premises:

            Landlord shall deliver the Premises to Tenant, on the Commencement Dates set forth in Section 1.8, and Landlord further warrants to Tenant that the Common Facilities referred to in Article 6, (i.e. plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Building, fixtures, walls, foundations, ceilings, roofs, floors, windows, access doors, loading doors, plate glass and skylights) shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within six (6) months after the corresponding Commencement Date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations regarding the delivery of the Premises as set forth in this
      Section 2.2, unless said defect cannot be ascertained within six (6) months of that Commencement Date, in which case Tenant shall notify Landlord of such defect within thirty (30) days of detection of the defect or notice of a violation of the aforementioned warranties.

            Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in their existing condition (punch list items excepted) as of the corresponding Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning,


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      municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto as to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

2.3 Building Name and Address:

            Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building and/or the Project without notice or liability. Landlord agrees not to utilize the name or trademark of Tenant, its subsidiaries or affiliates without Tenant's written approval, which Tenant may withhold without cause or reason.

                                     3. Term

3.1 General:

            The term shall be for the corresponding periods shown in Section 1.7 ("Initial Term"). Subject to the provisions of Section 3.3, the term shall commence on the corresponding commencement date (herein "Commencement Date") on the earliest of:

            a. the Commencement Date as set forth in Section 1.8 of the Basic Lease Terms for the Building in question, subject to Tenant's rights set forth in Section 3.2 below, or

            b. the date Tenant commences use of the corresponding Premises for business operations.

            Within twenty (20) days after possession of the Premises is tendered to Tenant, the parties shall execute the Exhibit "K" Certificate form provided by Landlord, which shall state the Commencement Date and the expiration date ("Expiration Date") of the Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates. It is the intent of the parties that the expiration date for the leased space with buildings 42 and 42A shall be coterminous.

            The Premises shall be deemed ready for occupancy upon the tendered date, but only if and when Landlord, to the extent applicable:

            a. has provided reasonable access to the Premises for Tenant so that it may be used without unnecessary interference,

            b. has substantially completed all the work required to be done by Landlord in this Lease as defined in Exhibit "C", and

            c. has obtained the necessary certificates for Tenant's legal occupancy of the Premises in question.

3.2 Delay in Possession:

            Notwithstanding the provision of Section 3.1, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises in either Building 42 or 42A to Tenant on/or before the corresponding Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date (for purposes of the payment of rent) shall not occur until Landlord delivers possession of the Premises and the Premises are in fact ready for occupancy in accordance with Section 3.1; and Tenant shall receive after it is able to take possession of the Premises, in addition to any free rent period, one (day) of free rent for each day past the Commencement Date that Landlord delays (subject to Section 20.13) in so delivering the Premises of the Building in question. However, if Landlord's failure to so deliver possession on the applicable Commencement Date is attributable to,
      (i) Tenant's delays in reasonably fulfilling Tenant's obligations and approvals related to the design or construction of the Premises, or (ii) Tenant's gross negligence or willful misconduct, then Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the corresponding Commencement Date. If Landlord does not deliver possession of the Building 42 to Tenant within thirty (30) days after the corresponding Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the thirty
      (30) day period ends or Tenant may independently take such reasonable action as necessary to complete the Premises and charge the cost of such action against the first due rents. If Landlord does not deliver possession of the Building 42A to Tenant within thirty (30) days after the corresponding Commencement Date, Tenant may elect to cancel this Lease as to Building 42A only by giving written notice to Landlord within ten (10) days after the thirty (30) day period ends or Tenant may independently take such reasonable action as necessary to complete the Premises and charge the cost of such action against the first due rents. If Tenant gives such notice of cancellation, the Lease or the Lease as to Building 42A shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other with respect to the Lease or Building 42A, as applicable.

3.3 Early Occupancy:

            If Tenant occupies the Premises prior to the Commencement Date for business operations, then Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease.

3.4 Option Term(s):

            Tenant is hereby granted the right and option to extend this Lease for the additional term or terms as provided in Exhibit I (hereinafter "Option Term(s)"), attached hereto and incorporated herein, commencing at the expiration of the Initial Term. Such option is granted upon the following terms and conditions:

            1. Terms and Conditions

                        Except as set forth in Section 3.4.4 below, the Option
                  Term(s) shall be on the same terms, covenants, conditions, provisions and agreements as in this Lease and any amendments thereto.

            2. Uncured Defaults

                        No uncured default exists at the time of the exercise of
                  the Option Term.

            3. Written Notice

                        Tenant gives to Landlord and Landlord receives from
                  Tenant written notice of the exercise of each option to extend this Lease no later than six (6) months prior to the expiration of the term immediately preceding the Option Term(s) to be exercised. If said notification is not given and received, the option to be exercised shall automatically expire. Failure to exercise an option shall result in automatic expiration of all successive options.

            4. Payable Rent

                        The rent payable during the Option Term(s) shall be
                  payable and computed as provided in Exhibit "I" attached hereto.

3.5 First Right of Refusal

                        Should building 42A be larger than 20,000 sq. ft.,
            Tenant may elect to lease additional space in the building 42A under the following continuing First Right of Refusal ("First Right"). Landlord will provide Tenant with a proposed lease offer ("Offer") setting forth at a minimum the location, square feet, term, improvement allowance and rent for the proposed lease, that Landlord is willing to accept from a viable tenant. Tenant shall commit to exercise this First Right for such space within ten (10) business days of receiving the Offer. Should Tenant exercise it's First Right, the expansion space set forth in the Offer shall be leased to Tenant under the same terms and at the same rent as are then applicable to Tenant's Premises. If the First Right is exercised during the Tenant's Initial Term and the space is unimproved, Landlord shall provide a tenant improvement allowance for the expansion space equal to the amount per sq. ft. originally provided for in the Premises (see Exhibit B-2 for Building 42), with an adjustment for the shortened amortization based on the remaining lease term. If Tenant exercises its First Right during a renewal term or if the space is improved, Landlord shall provide a tenant improvement allowance equal to $12.00 per sq. ft. for a five (5) year amortization period, with an adjustment for a remaining lease term of less than five (5) years. The First Right shall be subject to the rights of existing tenants to renew or sublease their premises. The addition of rental space to the Premises shall be memorialized by an amendment which shall also amend Tenant's prorata share of the operating expenses for the building and Project as set forth in Exhibit E and subject the additional space to all other conditions as set forth under this Lease. Landlord may not lease space in building 42A under terms more favorable than those presented to Tenant in the Offer without first giving Tenant the option to rent the space under the more favorable terms.

3.6 Early Termination

                  During the Initial Term, Tenant shall have the right to cancel the Lease after October 1, 2004, by providing written notice to Landlord at least 180 days prior to the effective early termination date and by paying Landlord the present value of the unamortized costs of the Tenant Improvement Allowance and brokerage commission which shall be amortized over a seven (7) year period from the corresponding commencement date of the leased premises, at a 10% rate of interest.

                         4. Rent and Operating Expenses

4.1 Base Rent

            From and after the corresponding Commencement Date, Tenant shall pay without deduction or offset, unless such offset of deduction is specifically provided for in this Lease, a Base Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in
      Section 1.11 of the Basic Lease Terms. The rent shall be due and payable in equal monthly installments on the first day of each month. If the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starting with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required.

4.2 Operating Expenses

4.2.1 Payment of Operating Expenses

            Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's prorata share of all Operating Expenses (as hereinafter defined) during each year of the term of this Lease. Notwithstanding the above, the total cost of Operating Expenses, excluding therefrom Non-Controllable Operating Expenses, shall not increase by more than seven percent (7%) per annum. Non-Controllable Operating Expenses shall mean: (i) real estate taxes as defined in Section 4.2.7, (ii) insurance (Section 11), (iii) Special Improvements (Section 4.2.6), (iv) utility services, including electricity, sewer gas and water, (v) trash removal and those services which are the responsibility of the Tenant (directly metered utilities, janitorial and communications facilities). Tenant may elect to assume responsibility for any of the Operating Expenses provided by Landlord, in which case Landlord's cost for such service shall be deducted from Tenant's prorata share.

4.2.2 Tenant's Prorata Share Defined

            The services provided by Landlord for the maintenance, operation and repair of the Building, Building Area and Project are set forth in Section
      4.2.3 and Exhibit "E". It is understood and agreed that the measurements (rentable square feet, usable square feet and acreage) set forth in this Lease and Exhibits are calculations provided by the Landlord's engineers and architects (see Section 2.1) which Landlord and Tenant agree are reasonable and shall only be subject to revision by common agreement of the Landlord and Tenant.


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

4.2.3 Operating Expenses

            Unless the Landlord and Tenant have mutually agreed to an alternative operating expense allocation, which alternative shall be set forth in Exhibit E, Operating Expenses shall mean all costs of any kind paid or incurred by Landlord in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning, and maintaining the Building as a first class office project, and a proration of Operating Expenses for all common areas within the Project as provided in Exhibit E or as otherwise reasonably determined by Landlord, including by way of illustration but not limitation, all of the following: (i) the cost of providing, managing, maintaining and repairing all structural and mechanical portions and components of the Building including, without limitation, heating and air conditioning systems, plumbing and all other utilities and the cost of supplies, equipment, maintenance and service contracts in connection therewith; (ii) a pro rata portion of the cost of: repairs and general maintenance of all landscaping, parking areas, structures and signs, and trash removal; (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, and other insurance; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits for individuals employed by Landlord or the property manager to solely provide the direct repair, maintenance and upkeep services to the Building and Project on either a part or full time basis and only in proportion to the actual services so rendered; (v) a management fee consistent with the industry standard for office park management by a national or regional office management company providing such services in Clark County (currently 2.5 % of gross rents) whether such management services are provided by Landlord or a third party, but limited to any actual fee so incurred; (vi) the cost of supplying, replacing and cleaning employee uniforms; (vii) a pro rata portion of the actual cost of the Project manager's offices or maintenance space in the Project provided said offices and space are devoted solely to the management, operation, maintenance or repair of the Project and the costs of the office are shared by all areas within the Project being serviced thereby; (viii) the cost of business licenses and similar taxes; (ix) any costs or fees imposed, assessed or levied pursuant to any applicable laws; (x) a prorata portion of any charges which are payable by Landlord pursuant to a service agreement with the County of Clark for services which are provided directly to the Project; (xi) the reasonable costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses, which costs shall not exceed the monetary relief to be obtained from such enactment over a two year period; (xii) personal property taxes and the cost of depreciation or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project. For purposes of computing rent adjustments pursuant to this Article, Operating Expenses for the entire Project shall be allocated and charged to Tenant in accordance with generally accepted accounting principals (GAAP) and expressed as an amount per square foot of Rentable Area.

4.2.4 Exclusion from Operating Expenses

            The following items shall not be included in Operating Expenses: (i) any expenses which under generally accepted accounting principles would not be considered a maintenance, repair and/or operating expense for a multi-tenant commercial office facility, (ii) costs associated with the operation of the business of the entity which constitutes the "Landlord", as distinguished from the costs of the Building operations, maintenance and repair; including, but not limited to, the legal and accounting costs associated with the selling, syndicating, financing, mortgaging, or hypothecating of any of Landlord's interest in the Building or Project, the costs of disputes between Landlord and its employees, tenants or contractors, expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work within any space leased to an existing or prospective tenant of the Building, (iii) expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants or third parties, (iv) expenses in connection with services provided solely to the premises of other tenants or prospective tenants which are of no benefit to Tenant, (v) depreciation and/or amortization of the Building, (vi) the cost of repairs or other work incurred by reason of fire, windstorm or other casualty, except for deductibles paid under insurance contracts, (vii) Landlord's gross receipts taxes, personal and corporate taxes, inheritance and estate taxes, franchise, gift or transfer taxes, (viii) the cost of alterations or capital improvements which under generally accepted accounting principles are properly classified as capital expenditures, (ix) expenses for the replacement of any item covered under warranty, (x) the cost of repair necessitated by Landlord's negligence or willful misconduct, or to correct any latent defects or original design defects in the Building construction, materials or equipment, (xi) salaries of employees above the grade of Manager or Superintendent for the Building or Project and/or salaries of employees whose time or cost billed as an Operating Expense was not exclusively devoted to the Building or Project, (xii) fees paid to Landlord or its affiliates to the extent that such fees exceed the customary amount charged for the service provided in Clark County, Nevada, (xiii) HVAC modifications or replacements necessary to comply with federal, state and local laws which were in existence at the time of the Lease Commencement, including the Environmental Protection Agency requirements and ASHRE standards for the maintenance of fresh air and HCVFC/CFC within the Premises.

            The inclusion of the improvements, facilities and services set forth in Section 4.2, or in Exhibit "E", shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless; (i) the Project already has the same, or
      (ii) Landlord already provides the services, or (iii) Landlord has agreed elsewhere in this Lease to provide the same or some of them.

4.2.5 Annual Statement of Operating Expenses

            By March 1 of each calendar year, or as soon thereafter as practicable, but no later than April 1, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses for the previous calendar year, and any charge or credit to Tenant necessary to adjust the Additional Rent previously paid by Tenant to reflect the actual Operating Expenses. If such statement reveals an underpayment, Tenant shall promptly pay, within thirty (30) days of written notice, to Landlord an amount equal to such underpayment (whether or not this Lease has expired or been terminated), and if such statement shows an overpayment, Landlord shall credit the next monthly rental payment of Tenant, or, if the Term has expired, refund the overpayment to Tenant within thirty (30) days of this determination.

            In the event of any good faith dispute as to the amount or nature of any Operating Expense, Tenant or its agents shall have the right, not more frequently than once per calendar year, after notice to Landlord and at reasonable times, to inspect and photocopy Landlord's Operating Expense records at Landlord's office. Should Tenant dispute such Operating Expenses, Tenant shall be entitled, not later than one year following the operating year in question, to retain an independent certified public accountant or other competent real estate professional applying GAAP, to audit Landlord's Operating Expense records for the calendar year in question, which audit shall be completed within sixty (60) days of commencement. Tenant shall be entitled to escrow any payments for increases in operating expenses while completing its audit, which escrow shall not exceed sixty (60) days. Should the audit determine that Tenant was overcharged, then, within fifteen (15) days of Landlord's inspection of the audit, Landlord shall credit Tenant the amount of such over-charge toward the payments of Base Rent and Additional Rent next coming due under the Lease. Should the audit determine that Tenant has been undercharged, Tenant shall reimburse Landlord for such amount as Additional Rent next coming due under the Lease. Tenant agrees to pay the cost of the audit, unless the audit determines that Landlord's calculation of Operating Expenses was in error by more than five percent (5%), in which case Landlord shall pay for the audit.

4.2.6 Cost Saving or Mandated Special Improvements

                        (a) For any Lease Year during the Term which is included
                  in the useful life of a "Special Improvement," Tenant shall pay as Additional Rent an amount equal to the product of (i) the "Special Improvement Amortization" per square foot of Rentable Area in the Building, multiplied by
                  (ii) the number of square feet of Rentable Area in the Premises.

                        (b) "Special Improvements" shall be allowable to pass
                  through expenditure only in as much as they pertain to any equipment, device or other improvement acquired or installed subsequent to the commencement of the construction of Building 42 or 42A, as the case may be, which benefits all tenants in Building 42 or 42A and is necessary: (i) to achieve economies in the operation, maintenance and repair of the Buildings (42 and 42A), but only to the extent the improvements in this subsection (i) are approved by Tenant; (ii) to comply with any statute, ordinance, code, or government mandated guidelines which shall be enacted after the execution of this lease document, or (iii) to comply with any other future governmental requirement with respect to the Building or any such relevant portion of the Building's common areas (42 and 42A), including without limitation, fire, health, safety or construction requirements, as it pertains to the common areas of the Buildings (42 and 42A).

                        (c) "Special Improvement Amortization" shall mean the
                  amount determined by multiplying the actual cost, including financing costs, of each Special Improvement acquired by Landlord by the constant annual percentage required to fully amortize such cost over the useful life of the Special Improvement (as reasonably determined by Landlord at the time of acquisition). The Special Improvement Amortization shall be allocated and charged to Tenant in accordance with generally accepted accounting and management practices and as an amount per square foot of Rentable Area.

4.2.7 Real Property Taxes

            "Real Property Taxes" shall mean all taxes, assessments (special or otherwise) and charges levied upon or with respect to the Building and its underlying property. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Nevada or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, as a substitute for, or as an addition to, any other Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case Real Property Taxes shall include any interest charged thereon, however, Landlord and Tenant shall mutually agree as to the reasonable method or paying such installments. Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes, as mutually agreed to by Landlord and Tenant. Real Property Taxes shall not include those taxes set forth in Section 4.2.4 (vii), income, franchise, transfer, inheritance or capital stock taxes, unless such taxes are levied or assessed solely against the Building and underlying property in lieu of, or as a substitute for the Real Property Tax.

4.2.8 Final Determination

            When the final determination is made of Tenant's share of Operating Expenses for any prior calendar year in which the Lease terminates, Tenant shall, within thirty (30) days of receipt of written notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be, within thirty (30) days, rebated by Landlord to Tenant.

4.3 Cost of Living Increases:

            After the Commencement Date and upon the expiration of each twelve
      (12) calendar month period thereafter during the Initial Term hereof, but subject to the limitations set forth in Section 1.12, rent shall be adjusted by multiplying the Base Rent by a fraction, which fraction shall have as its numerator the Consumer Price Index For All Urban Consumers using the U.S. City Average (Base Period 1982-84=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the calendar month which is four (4) months prior to the expiration of the applicable twelve (12) month period, and which such fraction shall have as its denominator said Consumer Price Index, as published for the calendar month which is four (4) months prior to the commencement of the Term. If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. In the event that the Bureau should cease to publish said Index figure, then any similar Index published by any other branch or department of the U.S. Government shall be used. In the event said Bureau shall publish more than one such index, the index showing the greater proportionate increase shall be used, and if none is so published, then another Index generally recognized as authoritative shall be substituted by agreement of the parties hereto, or if no such agreement is reached within a reasonable time, either party may make application to any court of competent jurisdiction to designate such other index. In any event, the base used by any new index shall be reconciled to the 1982-84=100 Base Index. In no event shall the rent to be paid by Tenant pursuant hereto be less than the Base Rent or the Base Rent as adjusted with respect to the next preceding twelve (12) month period, whichever is the greater. In the event the numerator of said fraction is not available at the time of adjustment of the rent as provided herein, Tenant shall continue to pay the rent established for the next prior twelve (12) month period; provided, however, Tenant shall promptly pay to Landlord any deficiency at such time as said rent is adjusted.

4.4 Security Deposit:

            Waived.

4.5 Option Rent

            As set forth in Exhibit "I" attached hereto and incorporated herein.

                                     5. Use

5.1 Use:

            Tenant shall use the Premises for the purposes stated in Section
      1.17. Tenant shall not do or permit or suffer anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or Project and Tenant shall take all necessary action to prevent odors, emissions, fumes, liquids or other substances or excessive noise from escaping or extending beyond the Premises. Tenant shall not use or allow the Premises to be used for any improper, unlawful or extra hazardous purpose or other activity which will increase the insurance rates on the Building. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant shall, at its sole cost and expense, promptly comply with all federal, state, county, borough or municipal laws, ordinances, rules, regulations, directives, orders and/or requirements now in force or which may hereafter be in force with respect to the Premises (other than those that apply to structural elements of the Building), Tenant's use and occupancy of the Premises and Tenant's business conducted thereon and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall be solely responsible for and pay, and shall indemnify and hold Landlord harmless from and against, all costs, expenses (including attorneys' fees), fines, damages, penalties and surcharges incurred or arising by reason of Tenant's failure to promptly and completely perform Tenant's obligations under this Section.

5.2 Hazardous Materials:

            Landlord shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Building, Project or Tenant's Premises, by Landlord, its agents, employees, or contractors unless such Hazardous Materials are (i) necessary to Landlord's business or for the maintenance, repair or cleaning of the Project and Buildings situated therein, and (ii) will be used, kept and stored in a manner that complies with all Hazardous Material Laws (as defined below). Should Landlord fail to fulfill its obligations as stated herein with regard to Hazardous Materials brought on the Project previously to or during the term of this Lease, Landlord shall indemnify Tenant as set forth in this Section 5.2 except that the references to Landlord and Tenant shall be reversed accordingly.

            Except for ordinary cleaning and office supply materials, gas for emergency generators, handset and other batteries used in Tenant's business, Tenant shall not cause, permit or allow any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, Building and/or Project, by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord reasonable satisfaction that such Hazardous Materials are necessary to Tenant's business, and will be used, kept and stored in a manner that complies with all Hazardous Materials Laws (as defined below) regulating any such Hazardous Materials so brought upon, used or kept in or about the Premises.)

      Indemnification: If (i) Tenant breaches any obligation stated in the preceding sentence, or (ii) the presence of Hazardous Materials in the Premises caused or permitted by Tenant results in contamination of the Premises, the Building, any other Building in the Project, any structure, system or improvement in the Project, any soil or water in, on, under or about the Project (collectively, the "Property"), or (iii) contamination of the Property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord and landlord's partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses, actions or causes of action (including, without limitation, diminution in value of the Premises, the Building, or any other building in the Project, any structure, system or improvement in the Project, damages for the loss of restriction on use of rentable or usable space or of any amenity, damages arising from any adverse impact on marketing any of the foregoing, and sums paid in settlement of claims, attomeys' fees and costs incurred, consultant fees and expert fees) made, brought or sought against or suffered or incurred by the Indemnified Parties, or any of them, which arise during or after the Term of this Lease as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials for which Tenant is responsible. Tenant's obligations hereunder shall survive the expiration or earlier termination of the Term of this Lease.

            Tenant and Landlord shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of "Hazardous Materials", "toxic substances" or "chemicals known to the State to cause cancer or reproductive toxicity" under any such Hazardous Materials Laws (collectively, "Hazardous Materials").

5.3 Signs and Roof Rights:

            Tenant shall be permitted to place up to three (3) parapet signs on the Building (42 and 42A as one building) consistent with Landlord's master sign policy. Tenant shall be solely responsible for the cost and installation of all signs on the Building and shall remove such signs within thirty (30) days of the termination/expiration of the Lease and repair any damage to the Building occasioned thereby. Tenant shall not place any other signs, awnings, or advertising matter on the Premises or Building without Landlord's prior written consent and in conformance with Exhibit L. In the event Tenant shall install any sign which does not meet Landlord's sign criteria and the Master Sign Plan, Landlord shall notify Tenant of the non-conformance and Tenant shall have thirty (30) days in which to cure or diligently pursue the correction of the non-conformance, after which Landlord shall have the right, without liability to Tenant to enter upon the Premises, remove the subject sign and repair all damage caused by the removal of the sign. All costs and expenses incurred by Landlord shall be immediately paid by Tenant as additional rent. Landlord reserves the right to remove Tenant's sign during any reasonable period when Landlord repairs, restores, constructs or renovates the Premises or the Building of which the Premises is a part. Landlord agrees to expedite such repair or renovation and replace Tenant's sign immediately thereafter. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auctions or sheriff's sales from the Premises.

            Tenant shall have the right (at no additional rent) to place communications devises, antennas, cabling, dishes and related equipment (Roof Equipment) on the roof of the Building under the following conditions: (i) the Roof Equipment shall be reasonably shielded or camouflaged from the view of the surrounding Buildings and shall be permitted in conformance with all applicable local, state and federal requirements, (ii) Tenant shall be solely responsible for the cost all installations and shall indemnify Landlord against breaches of the roof membrane warranties or damage occasioned thereby, and (iii) Tenant shall, upon the expiration of this Leases, remove all Roof Equipment and repair the roof membrane and structure to original conditions, normal wear and tear excepted.

                    6. Common Facilities and Vehicle Parking

6.1 Operation and Maintenance of Common Facilities:

            During the Term, Landlord shall operate and maintain in a first class condition all Common Facilities within the Project. The term "Common Facilities" shall mean all areas outside of the exterior walls, glass or partitions of the Building and other buildings in the Project and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including, without limitation, parking areas and structures, driveways, or private streets, sidewalks, landscaped and planted areas not located within the premises of any tenant.

6.2 Use of Common Facilities:

                        The occupancy by Tenant of the Premises shall include
                  the use of the Common Facilities in common with Landlord and with others for whose convenience and use the Common Facilities may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Facilities, and may temporarily and reasonably restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Such restraint of the Common Facilities shall not impair Tenant's parking rights or occupancy rights as set forth in the Lease. Except in the event of Landlord's negligence or willful misconduct, nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property, or for any injury to, Tenant, its invitees or employees. Landlord may, temporarily close any portion of the Common Facilities for repairs or alterations, to prevent a public dedication or the accrual of prescriptive rights. Under no circumstances shall the right herein granted to use the Common Facilities be deemed to include the right to store any property, temporarily or permanently, on the Common Facilities. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

6.3 Parking:

            Subject to Landlord's right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant, Tenant shall have the parking rights set forth in Exhibit "F".

6.3.1 Parking Maintenance

                        Landlord shall cause to be maintained, an automobile
                  parking area ("Parking Area") within the Project for the benefit and use of the visitors and patrons and employees of Tenant, and other tenants and occupants of the Project. The Parking Area shall include the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the Parking Area, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area, provided however that the parking allocation set forth in Exhibit F shall not be reduced or adversely impacted except by improvements, temporary repairs and maintenance. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord, its agents, servants and employees. Unless otherwise instructed by Landlord, every user of the Parking Area shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, amend and enforce against all users of the Parking Area reasonable rules and regulations as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area subject to the rights of Tenant as specified herein.

6.4 Changes and Additions by Landlord:

            Landlord reserves the right to make alterations or additions to the Building(s) or the Project, or to the attendant fixtures, equipment and Common Facilities. Landlord may at any time relocate or remove any of the various buildings (other than Building 42 or 42A after construction is completed) and may add buildings and areas to the Project from time to time. Except for those portions of the Premises physically affected by a change or alteration, no change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. Due to the expansion phasing of the Premises in multiple Buildings, Landlord shall have the right to reasonably adjust Tenants Parking Area, without diminishing the number of parking spaces or reasonable adjacency to the Buildings, to accommodate the construction and "bulk-up" of Tenant's operations.

                     7. Maintenance, Repairs and Alterations

7.1 Landlord's Obligations:

            1. Building Maintenance and Repair

            Except for damage caused by any negligent or willful misconduct of Tenant, Tenant's employees, suppliers, shippers, customers or invitees, (in which event Tenant shall repair the damage), Landlord at Landlord's expense, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, roof structure of the Building, utility installations of the Common Facilities and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Section 4.2. Landlord shall not be obligated to paint the Building's interior walls. Landlord shall not be required to maintain, repair or replace windows, Tenant's signs, the doors or plate glass of the Building unless damage thereto was caused by Landlord or its agents or the damage/repair covered under the insurance policy maintained by Landlord on the Premises. Landlord shall use best efforts to begin repairs under this
      Section 7.1 as soon as reasonably possible, but later than ten (10) days after receipt of written notice from Tenant of the need for such repairs. If Landlord has not performed or undertaken to perform maintenance or repair services required under this Lease within ten (10) days of receipt of written notice from Tenant, Tenant may take such reasonable action as is necessary to make repairs or perform such services and deduct the cost of such performance from any sums due Landlord hereunder. In case of emergencies, the aforesaid ten (10) day period shall be reduced to such period as is reasonable under the circumstances and Tenant shall only be required to provide oral notice to Landlord. Landlord shall not be liable for damages or loss of any kind or nature by reason of Landlord's failure to furnish any such services when such failure is caused by strikes, lockout or any other labor disturbances or disputes of any character beyond the reasonable control of Landlord.

            2. ADA and Health Laws

            Landlord represents and warrants that upon the Commencement Date, the Premises shall be in compliance with the requirements of the Americans with Disabilities Act of 1990 ("ADA"), and other Federal, State or local laws relating to environmental, health and safety matters ("Health Laws"). Landlord further represents and warrants that future construction, repairs or alterations to the Building, Plaza or Project shall be in compliance with the requirements of the ADA and Health Laws, as then recognized and applied. If alterations to the Premises, Building, Plaza or Project are required due to Landlord's failure to comply with the ADA or Health Laws, as they were applied at the time of construction or alteration, then Landlord shall be fully responsible for compliance at Landlord's sole cost and expense, which shall not be passed through to Tenant. However, should Federal, State or Local Authorities enact changes to the ADA or Health Laws such that alterations to the Building, Plaza or Project are required to accommodate Tenant, its employees and/or visitors, those necessary and required alterations shall be made by Landlord and amortized as an Operating Expense under generally acceptable accounting principals. My modifications to the Premises which are required under the ADA or Health Laws due to Tenant's floor plan or specific use thereof shall be made by Tenant, at Tenants sole cost and expense, in a good and workmanlike manner.

7.2 Tenant's Obligations:

7.2.1 Premises Repair and Maintenance

                        At Tenant's expense, Tenant shall keep in good order,
                  condition and repair the Premises and every part thereof, including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls (excluding structural and bearing walls) and interior surfaces of exterior walls, ceilings, windows (including glass and casings), doors (including casings), plate glass and skylights located within the Premises. Landlord reserves the right to procure and maintain a full service ventilating and air conditioning system maintenance contract for the entire Project, including the Premises, and if Landlord so elects, the cost thereof shall be an Operating Expense. Should Landlord assign any of Tenant's obligations hereunder to an independent contractor, Tenant's shall be relieved of any further responsibility pertaining to such obligation and the contractor shall assume the responsibility of performance.

7.2.2 Remedy for Failure to Perform

                        If Tenant fails to perform Tenant's obligations under
                  this Section 7.2, Landlord may enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Tenant's behalf and put the Premises in good order, condition and repair, and the cost thereof shall be due and payable as additional rent to Landlord together with Tenant's next Base Rent installment.

7.3 Alterations and Additions:

7.3.1 Consent

                        Tenant shall not, without Landlord's prior written
                  consent, which shall not be unreasonably withheld, make any alterations, improvements, additions or Utility Installations, on or about the Premises, or the Project, except for nonstructural alterations to the interior of Premises, the annual cost of which shall not exceed One Hundred Thousand Dollars ($100,000). In any event, Tenant shall make no change or alteration to the exterior of the Premises, the exterior of the Building, or the Project without Landlord's prior written consent. As used in this Lease, the term "Utility Installations" shall mean window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing, but shall specifically exclude Tenant's communications facilities and roof top equipment used in the operation of Tenant's business. Landlord may require that Tenant remove any and all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises and the Project to their prior condition provided that Landlord shall have so notified Tenant at the time it grants consent therefore. Tenant, Tenant's contractor and materialmen agree to abide by the reasonable terms and conditions for construction within the Building or on the Project set forth by Landlord. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove any or all of same. In the event that either Landlord or Tenant, during the Term, shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance, (including but not limited to the Americans With Disabilities Act as amended) to repair, alter, remove, reconstruct, or improve any part of the interior area of the Premises due to Tenant's specific use, interior space plan or alteration of the Premises, then Tenant shall make or Tenant shall be required to permit Landlord to perform such repairs, alterations, removals, reconstruction's, or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, at Tenant's sole cost and expense, and Tenant hereby waives all claims for damages or abatement of rent because of such repairing, alteration, removal, reconstruction, or improvement to the interior area of the Premises. Should government mandated alterations or improvements to the exterior of the Premises or parking areas impair Tenant's use or access to the Premises to the extent that Tenant is unable to operate its business, then rent shall abate during such period of impairment.

7.3.2 Written Notice

                        Any alterations, improvements, additions or Utility
                  Installations in or about the Premises or the Project that Tenant shall desire to make and which requires the consent of Landlord, shall be presented to Landlord in written form with proposed detailed plans. Landlord's consent shall be provided no later than five (5) business days after requested, shall not be unreasonably withheld and shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner.

7.3.3 Payment of Labor

                        Tenant shall pay, when due, all claims for labor or
                  materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are, or may be secured by, any mechanic's or materialman's lien against the Premises, or the Project, or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Tenant shall in good faith contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof against Landlord or the Premises or the Project upon the condition that if Landlord shall require,

                  Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises and the Project free from the effect of such lien or claim.

7.3.4 Alterations Property of Landlord

                        All alterations, improvements, additions and Utility
                  Installations (excluding therefrom any roof top installations), which may be permanently attached to the Premises, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration of the Term, unless Landlord requires their removal at the time of installation. Notwithstanding the provisions of this paragraph, Tenant's machinery, equipment and trade fixtures (including, without limitation, rooftop equipment, all antennas, coaxial cabling equipment and related hardware installed on the roof or in or about the Premises), other than that which is permanently affixed to the Premises, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2

7.4 Utility Additions:

            Landlord reserves the right to install new or additional utility facilities throughout the Building and the Common Facilities for the benefit of Landlord or Tenant, or any other tenant of the Project, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises and provided that all such installations are coordinated with Tenant and, if necessary to avoid unreasonable interference with Tenant's operations, such installations are carried out during non-business hours.

7.5 Entry and Inspection:

            Landlord shall at all times have the reasonable right, provided reasonable advance notice is given to Tenant except where Landlord determines an emergency exists and provided that Landlord abides by Tenant's reasonable security and privacy requirements, to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, (or, during the last one hundred and eighty (180) days of the Term, or when an uncured tenant default exists, to prospective tenants), to alter, improve or repair the Premises or any other portion of the Building (with Tenant's prior acknowledgment and concurrence), or as otherwise permitted in this Lease, all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If Tenant permanently vacates the Premises and fails to pay rent, Landlord may enter the Premises and alter them without abatement of rent and without liability to Tenant. Landlord shall at all times have and retain a key or code which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord pursuant to this Section 7.5 shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises.

7.6 Tenant's Non-Standard Building Improvements:

            Tenant shall commence the installation of fixtures, equipment and any other Tenant's Work as set forth in Exhibits "B" or "C" promptly upon substantial completion of Landlord's Work and Tenant shall diligently pursue such installation and work to completion. All of Tenant's Work shall be at Tenant's sole cost and expense and shall be pursuant to plans and specifications which meet Landlord's reasonable approval. If required by Landlord, Tenant shall provide its own trash container(s) as needed for containment and removal of construction debris and remove said trash containers prior to opening for business. The location of the trash containers shall be designated by Landlord. During the Tenant improvement period, Tenant and its contractor, if any, shall keep the Common Facilities free of all construction and related debris. Prior to opening for business, Tenant shall remove all construction and related debris from the Premises and Common Facilities, and all such areas shall be in broom clean condition. Tenant's contractor shall name Landlord, its employees and agents as additional named insureds on contractor's insurance policies. All Tenant's Work shall be undertaken and completed in a good, workmanlike manner, and Tenant shall obtain all necessary governmental permits, licenses and approvals with respect thereto and shall fully comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant or Tenant's employees, agents or contractors shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Project of which it is a part except in cases of "Force Majeure" as set forth on Section 20.13.

7.7 Landlord's Improvements:

            If the Premises is not presently complete, Landlord shall deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises upon substantial completion of Landlord's Work as described in Landlord's Guidelines for Standard Tenant Improvements (Exhibit "C" attached hereto and made a part hereof.) Landlord shall, as soon as is reasonably possible after the execution of this Lease, commence and pursue to completion the improvements to be erected by Landlord. The term substantial completion of Landlord's Work' is defined as the date on which Landlord, or its project architect, notifies Tenant in writing that the Premises is substantially complete to the extent of Landlord's work, with the exception of such work as Landlord cannot complete until Tenant performs necessary portions of its work.

                  8. Taxes and Assessments on Tenant's Property

8.1 Taxes on Tenant's Property:

            Tenant shall be liable for and shall pay all taxes and assessments levied against all personal property of Tenant located in the Premises. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant, Landlord shall timely notify Tenant of such levy and cooperate with Tenant in contesting the validity thereof If Landlord is thereafter required to pay the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

                                  9. Utilities

9.1 Multi-Tenant Building

      Landlord shall provide and maintain necessary easements and, to the extent enforceable by law, cause public utilities to furnish at all times during the term of this Lease, as appropriate, electricity, telephone, gas, water and sewage utilized in operating any and all facilities serving the Premises. Tenant shall pay, prior to any delinquency, for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay, prior to any delinquency, Tenant proportion of those charges jointly metered with other premises in the Project.

9.2 Liability of Landlord

      Except in the event of Landlord's negligence or willful misconduct, Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any such utility services caused by breakdown, maintenance or repair work, strike, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Likewise, except in the event of Landlord's negligence or willful misconduct, the suspension or interruption of services shall not result in abatement of rent, be deemed an eviction or release Tenant of performance of Tenant's obligations under this Lease.

      Notwithstanding any other provisions of this Lease, in the event there is an interruption of essential services by reason of Landlord's negligence, or due to Landlord's performance of repairs, additions, alterations, or replacements, which interruption of essential services prevents Tenant from using all of the Premises for the conduct of its business for a period in excess of two (2) business days, and provided Tenant does not occupy the Premises during such period, except for such limited times and purposes as do not invoke any exclusion in Landlord's applicable insurance policy, then Tenant shall be entitled to abate the payment of all Rent and additional rent routinely due pursuant to the terms and provisions of this Lease for the period commencing on the third (3rd) business day of the interruption of such essential services and ending on the earlier of (i) the date Tenant reoccupies the Premises for the conduct of its business therein or (ii) the date Landlord shall have restored the essential services so interrupted.

                          10. Assignment and Subletting

10.1 Rights of Parties:

10.1.1 Non-Assignable

                        Neither Tenant, nor Tenant's legal representatives,
                  successors or assigns, shall assign, mortgage or encumber this Lease, or sublet or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld or delayed, and any such assignment, mortgage, encumbrance, sublease or permission without such consent shall be voidable at the option of Landlord. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of Tenant's default, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant set forth herein. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant, the assignee or the subtenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or to release Tenant from any liability, whether past, present or future, under this Lease or from any liability under this Lease because of Landlord's failure to give notice of default by Tenant (or by the assignee or subleases pursuant to the assumption agreement described below) under any of the terms, covenants, conditions, provisions or agreements of this Lease. Notwithstanding the foregoing, no consent shall be required for an assignment or subletting by Tenant to any subsidiary of Tenant, its affiliate or related company. Notwithstanding anything to the contrary contained in this Agreement, Tenant may assign, mortgage, pledge, hypothecate or otherwise transfer without consent its interest in this Agreement to any financing entity, or agent on behalf of any financing entity to whom Tenant (i) has obligations for borrowed money or in respect of guaranties thereof, (ii) has obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof.

10.1.2 Notice

                        If Tenant desires to transfer an interest in this Lease,
                  it shall first notify Landlord of its desire and shall first offer such space to the Landlord for recapture by sending notification to Landlord of the amount of space and the date the space will become available (the Recapture Notice). If Landlord fails to accept recapture of the space by notice to Tenant within ten (10) business days from the Recapture Notice, Tenant shall be entitled to effect such a transfer subject to existing use exclusions exercised by other existing tenants and

                  Landlord's reasonable approval, which shall not be unreasonably withheld, conditioned or delayed; and if such transfer be in the form of a sublease, Landlord's approval shall not be required provided that Tenant shall continue to be liable under this Lease. Prior to the effectiveness of any transfer hereunder, and as a precondition of any approval required hereunder, Tenant shall submit in writing to
                  Landlord: (i) the name and address of the proposed transferee;
                  (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer.

                        If Landlord consents to the proposed transfer, Tenant
                  may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) days following receipt of Tenant's written request and the information set forth above.

10.1.3 Reimbursement of Costs

                        Tenant shall reimburse Landlord for Landlord's
                  reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any requested transfer, not to exceed Five Hundred Dollars ($500).

10.2 Effect of Transfer:

            No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease unless Landlord accepts the transferee as a reasonable replacement for Tenant which acceptance shall be based upon, the transferee's demonstrated ability to meet the financial obligations of Tenant under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 11.5, for any acts or omission by an assignee or subtenant unless Landlord accepts the transferee as a replacement for Tenant. Each transferee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations under this Lease. No transfer shall be binding upon Landlord unless any document memorializing the transfer is delivered to Landlord and, if the transfer is an assignment of sublease, both the assignee/subtenant and Tenant deliver to Landlord an executed document which contains: (i) a covenant of assumption by the assignee/subtenant, and (ii) an indemnification agreement by Tenant, both satisfactory in substance and form to Landlord and consistent with the requirements of this Article; provided that the failure of the assignee/subtenant or Tenant to execute the instrument of assumption shall not release either from any obligation under this Lease.

            The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

                           11. Insurance and Indemnity

11.1 Tenant's Insurance:

            Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering trade fixtures, merchandise and other personal property from time to time in on or about the Premises, in amounts reasonable in relation to the value of the property insured and Tenant's financial condition, from time to time, providing protection against any peril included with the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief

            Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term (and any other Option Term(s)), Tenant shall provide, pay for and maintain in effect workers compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises and the operations of Tenant in, on or about the Project, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability. Such liability insurance shall name Landlord as an additional insured on such insurance policy. Tenant shall also procure adequate insurance to cover all of Tenant's obligations under this Lease, including, but not limited to Tenant's obligations to indemnify Landlord as set forth in Section 11.5 below.

11.2 Landlord's Insurance:

            Landlord shall provide the following types of insurance, with or without deductible, reasonable in relation to the value of the property insured and Landlord's financial condition from time to time, and the common practice of landlords of comparable properties in the Las Vegas area: "all risk" property insurance, subject to standard exclusions, covering the Building, Premises and Tenant Improvements, and such other risks as Landlord or its mortgages may from time to time deem appropriate. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace the property should damage occur. All proceeds of insurance maintained by Landlord upon the Premises and Project shall be the property of Landlord.

11.3 Waiver of Subrogation:

            Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or to the Premises or its contents, and which may arise out of or incident to the perils insured against under Section 11.2, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, contractors and/or invitees to the extent of such insurance (including any deductibles). The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Landlord or Tenant as the case may be.

11.4 Policies:

            All insurance to be maintained by Tenant or Landlord under this Lease shall be procured from an insurance company or companies rated "A-11" or better in "Best's Insurance Guide" and admitted in the State of Nevada, and Tenant shall deliver to Landlord, prior to taking occupancy of the Premises, Certificates of Insurance required to be maintained by Tenant hereunder, together with evidence of the payment of the premiums thereof The policies evidencing such insurance shall provide that they shall not be canceled except after thirty (30) days prior written notice of intention to modify or cancel has been given to Landlord and any lien holder named as beneficiary thereunder. At least ninety (90) days prior to the expiration date of any policy to be maintained by Tenant hereunder, Tenant shall deliver to Landlord a renewal policy or "binder" therefor.

11.5 Tenant's Indemnity:

            Tenant shall defend, indemnify and hold harmless Landlord, its agents and any and all affiliates of Landlord, including, without limitation, any partners, co-venturers, corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims or liabilities arising from Tenant's use or occupancy of the Premises, the Building, the Project or the Common Facilities, or from the conduct of its business, or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building, the Project or the Common Facilities, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act of negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees, or licensees. In case Landlord, its agent or affiliates are made a party to litigation commenced by or against Tenant and related to Tenant's occupancy of the Premises, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs, expenses and attorneys' fees incurred or paid by Landlord in connection with the litigation.

11.6 Landlord's Indemnity:

            Landlord shall defend, indemnify and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any partners, co-venturers, corporations or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims or liabilities arising from the negligent acts or willful misconduct of Landlord, its agents or affiliates. Except for the performance of Landlord's responsibilities as set forth herein, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from, but not limited to Tenant's failure to properly maintain the Premises and Building in a commercially safe and reasonable manner, from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

                            12. Damage or Destruction

12.1 Restoration:

12.1.1 Damage Repair

                        If the Building of which the Premises are a part is
                  damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance (or by normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve
                  (12) months of the Term.

                        Should Landlord elect not to repair the damage for one
                  of the preceding reasons, Landlord shall so notify Tenant in writing within fifteen (15) days after the damage occurs and this Lease shall terminate as of the date of that notice and the obligations of the parties shall terminate as if the Lease term had naturally expired.

12.1.2 Termination of Lease

                        Unless Landlord elects to terminate this Lease in
                  accordance with subsection 12.1.1 above, this Lease shall continue in effect for the remainder of the Term. However, provided that if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises for more than fifteen (15) days, then Tenant may elect to terminate this Lease by written notice to Landlord within fifteen (15) days of receiving Landlord's notice of intent not to repair.

12.1.3 Rent Abatement

                        Commencing on the date of any damage to the Premises,
                  and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

12.1.4 Cost of Repair

                        Notwithstanding the provisions of the above subsections
                  of this Section, if the damage is due to the negligence or willful misconduct of Tenant or its employees, subtenants, invitees or representatives, the cost of any repairs not covered by Landlord's insurance on the Building shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease, however Landlord shall pass through to Tenant any reimbursements from insurance for such repairs.

                               13. Eminent Domain

13.1 Total or Partial Taking:

            If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, Landlord or Tenant may terminate this Lease, by written notice to the other, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

13.2 Temporary Taking:

            No temporary taking of the Premises by governmental authority shall terminate this Lease or give Tenant any right to abatement of rent, however, any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed ten (10) days.

13.3 Taking of Parking Area:

            In the event there shall be a taking of the Tenant's Parking Area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location within three minutes walking distance of the Building; provided that if Landlord fails to make that substitution within fifteen (15) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

                     14. Subordination; Estoppel Certificate

14.1 Subordination:

14.1.1 Subordinate to all underlying encumbrances

                  At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying Leases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises or Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated nor shall Tenant's quiet enjoyment of the Premises be disturbed. Tenant shall also, upon the reasonable written request of Landlord, execute and deliver those instruments, including the Estoppel Certificate attached as Exhibit N, as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying Lease or to the lien of any mortgage or deed of trust, or if requested by Landlord to subordinate in whole or in part, any ground or underling Lease or the lien of any mortgage or deed to trust to this Lease.

14.1.2 Attornment

                  Tenant convenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying lease, and in the event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor and provided that such landlord shall be subject to the obligations and responsibilities due Tenant under this Lease

14.1.3 Failure to Perform

                  Waived.

14.2 Estoppel Certificate:

14.2.1 Time Limit

                        Tenant shall, at any time not more than twenty (20) days
                  after receipt from Landlord, execute, acknowledge and deliver to Landlord the Estoppel Certificate attached hereto as Exhibit N. The Estoppel Certificate may be relied upon by any prospective purchaser or encumbrance of all or any portion of the Building or Project.

14.2.2 Failure to Perform

                        Tenant's failure to deliver the Estoppel Certificate
                  within the provided time shall be conclusive upon Tenant that:
                  (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and
                  (iii) not more than one month's rental has been paid in advance.

                            15. Defaults and Remedies

15.1 Tenant's Default

            In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

15.1.1 Abandonment

                        The abandonment of the Premises by Tenant. Abandonment
                  is defined to include, but not limited to, any absence by Tenant from the Premises for reasons other than a default by Landlord or the Premises being determined unusable under
                  Section 12 for fifteen (15) consecutive days (or longer) or sixty (60) days (whether consecutive or not) in any calendar year accompanied by Tenant's failure to pay rent covering the abandonment period.

15.1.2 Failure to Pay Rent

                        The failure by Tenant to make any payment of rent or
                  additional rent required to be made by Tenant, where the failure continues for a period of five (5) days notice thereof from Landlord. For purposes of this default and remedy provision, the term "additional rent" shall be deemed to include all amounts of any type whatsoever, other than Base Rent, to be paid by Tenant pursuant to the terms of this Lease.

15.1.3 Assignment

                        Assignment, sublease, encumbrance or other transfer of
                  the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, if necessary.

15.1.4 Materially False Financial Statements

                        The discovery by Landlord that any financial statement
                  provided by Tenant was materially false.

15.1.5 Failure to Observe Covenants

                        The failure or inability by Tenant to observe or perform
                  any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

15.1.6 Assignment to Creditors/Bankruptcy

                        The making by Tenant of any general assignment for the
                  benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interests in this Lease where the seizure is not discharged within thirty (30) days; or Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts.

                        Landlord shall not be deemed to have knowledge of any
                  event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

15.2 Landlord's Remedies:

            In the event that Landlord elects to declare a breach of this Lease, then Landlord shall have the right to give Tenant notice of intention to end the term of this Lease and, after any cure period provided in this Lease, thereupon the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the Term and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender the Premises as aforesaid, Landlord shall have the right as provided by law to evict Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of the Premises (but Landlord shall not be obligated to effect such removal).

            In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises) this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession or, at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminating Tenant's right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all rent as it becomes due hereunder. For the purposes of this paragraph, the following shall not constitute termination of Tenant's right to possession: acts of maintenance or preservation or efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

            In the event of termination of this Lease, or termination of Tenant's right to possession as the result of Tenant's breach of this Lease, Landlord shall have the right:

      a. To relet the Premises for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, other collection costs, brokerage fees, and expenses of placing the Premises in first-class rentable condition. Landlord's putting the Premises in good order or preparing the same for rerental shall not operate or be construed to release Tenant from liability hereunder. Landlord shall not be liable for failure to relet the Premises. In no event shall Tenant be entitled to receive any excess of such net rent collected over the sums payable by Tenant to Landlord hereunder. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damages shall have been ascertained by successive reletting, or, at Landlord's option, may be deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive if any other rights and remedies provided to Landlord under applicable law.

      b. To remove any and all persons and property from the Premises, with or without legal process, and pursuant to such rights and remedies as the laws of the State of Nevada shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

      c. To enforce, to the extent permitted by the laws of the State of Nevada then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

            In the event of a breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall have the right of injunction. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

            If Tenant vacates or abandons the Premises, any property that Tenant leaves in the Premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. Further, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or for security interest in any of Tenant's property abandoned in the Premises, turn over such property to the claimant with no liability to Tenant.

            The following shall be Events of Bankruptcy under this Lease: (1) Tenant's becoming insolvent, as that terms defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or territory of the United States ("insolvency Laws"); (2) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property; (3) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (4) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or (5) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

            Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant, provided, however, that this section shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this section. My other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived.

            If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

            Without regard to any action by Landlord as authorized above, Landlord may at its discretion exercise all the additional provisions set forth below.

            In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to this section shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) properly compensates Landlord for monetary damages, incurred as a result of such default, and (iii) provide adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee of Tenant.

            Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used herein, shall mean that all of the following minimum criteria must be met; (i) Tenant must pay its estimated pro rata share of Adjustments (whether provided directly or through agents or contractors and whether or not previously included as part of the minimum rent), in advance of the performance or provisions of such services, (ii) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auction, or other non-first class business operations shall be conducted in the Premises; (iii) The Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (iv) The Trustee must agree that the assumption of this Lease will not violate or affect the right of other tenants in the Project.

            In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required by Tenant under this Lease on time (or within five (5) days), or (iv) meet the criteria and obligations imposed above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord.

15.3 Expenses and Legal Fees:

            Tenant shall reimburse Landlord upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action:

      a. by or against any person holding any interest under or using the Premises by license of or agreement with Tenant;

      b. for foreclosure for any lien for labor or material furnished to or for Tenant or such other person;

      c. otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or

      d. necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

            Landlord shall likewise reimburse Tenant for any costs or expenses incurred by Tenant in connection with any breach or default by Landlord under this Lease and indemnify Tenant to the same extent as set forth in this Section 15.3 should Tenant be made a party to any claim or action occasioned by Landlord's breach or default.

                                 16. End of Term

16.1 Holding Over:

            Tenant shall have the right to extend the Initial Term of the Lease for an additional six (6) months at 110% of the then applicable rent by providing Landlord four (4) months written notice. Otherwise, this Lease shall terminate without further notice upon the expiration of the Term (herein "Expiration Date"), and any holding over by Tenant after the expiration the term or the six month extension, if exercised, shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing, signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the amount of the last monthly rental installment:

            If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to, and do not effect, Landlord's right to re-entry or any other rights of Landlord under this Lease or at law.

16.2 Merger on Termination:

            The voluntary or other surrender of this Lease by Tenant, or mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

16.3 Surrender of Premises: Removal of Property:

            Upon the Expiration Date, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear excepted, and shall, without expense to Landlord, remove or caused to be removed from the Premises all personal property and debris. Tenant shall repair all damage to the premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.

16.4 Termination; Advance Payments:

            Upon termination of this Lease under Article 12 (Damage or Destruction), Article 13 (Eminent Domain) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, and equitable adjustment shall be made concerning advance rent, and any other advance payments made by Tenant or Landlord, and Landlord shall refund the unused portion of the security deposit to Tenant or Tenant's successor.

                            17. Payments and Notices

      All sums payable by Tenant to Landlord shall be paid in lawful money of the United States to Landlord at its address set forth in Section 1.18 of the Basic Lease Terms, or at any other place as Landlord may reasonably designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent, all payments shall be due and payable within ten (10) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. An notice, election, demand, consent, approval or other communication to be given, or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may be deposited in the United States mail or with a nationally recognized overnight carrier to the address set forth in Section 1.18. Either party may, by written notice to the other, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered when received. If more than one Tenant is named under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                           18. Limitation of Liability

      In the event of any actual or alleged failure, breach or default of this Lease by Landlord, Tenant's sole and exclusive remedy shall be against the Project and its assets, it being intended that Landlord shall not otherwise be personally liable for any monetary judgment or deficiency therein.

      Tenant agrees that the foregoing provision shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

                       19. Transfer of Landlord's Interest

      In the event of any transfer of Landlord's interest in the Premises, including a so-called "sale-Leaseback", the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor, in which Tenant has an interest, shall be turned over, subject to that interest, to the transferee, and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a so-called sale-Leaseback shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject to the foregoing, be binding on the Landlord, its successors and assigns, only in respect to their respective successive periods of ownership.

                                20. Miscellaneous

20.1 Gender and Number

            Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

20.2 Headings:

            The captions and headings of the Articles and Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3 Joint and Several Liability:

            If there is more than one Tenant, the obligations imposed upon Tenant shall be joint and several, and the act of, or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination, or modification of this Lease.

20.4 Successors:

            Subject to Articles 10 and 19, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5 Time of Essence:

            Time is of the essence with respect to the performance of every provision of this Lease, in which time of performance is a factor.

20.6 Severability:

            If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.7 Entire Agreement

            The parties hereto declare and represent that no promise, inducement or agreement not herein expressed has been made to them, that this document embodies and sets forth the entire agreement and understanding between them relating to the subject matter hereof, and that it merges and supersedes all prior discussions, agreements, understandings, representations, conditions, warranties and covenants between them on said subject matter.

20.8 Waiver of Trial by Jury.

            The respective parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

20.9 Partial Invalidity

            If any term, covenant, or condition of this Lease is, to any extent, invalid or unenforceable, the remainder of this Lease shall not be affected thereby and this Lease shall be valid and enforced to the fullest extent permitted by law.

20.10 Recording

            Tenant shall not record or file this Lease or any form of Memorandum of Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant's interest therein without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If such consent is granted Tenant will pay all recording fees, costs, taxes and other expenses for the recording. However, upon the request of Landlord, both parties shall execute a memorandum or "short form" of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

20.11 Waiver

            The waiver by either party of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition herein contained.

20.12 Late Charges

            If any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee on or within three (3) days of the date such sum is due then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount past due, but in no event more than the legal maximum on such past due amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. My late charges shall be added to the next installment of Base Rent due under the Lease. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.

20.13 Inability to Perform

            This Lease and the obligations of the Parties hereunder shall not be affected or impaired because either Party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, governmental laws, ordinances, rules or regulations, or other cause beyond the reasonable control of the Party.

20.14 Choice of Law

            This Lease shall be governed by the laws of the State of Nevada.

20.15 Independently Provided Services

            This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer and photocopying ("Independent Services"). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.

20.16 Prior Agreements

      THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND ANY AND ALL ORAL AND WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES, PROMISES AND STATEMENTS OF THE PARTIES HERETO AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS AND BROKERS WITH RESPECT TO THE SUBJECT MATTER OF THIS LEASE AND ANY MATTER COVERED OR MENTIONED IN THIS LEASE SHALL BE MERGED IN THIS LEASE AND NO SUCH PRIOR ORAL OR WRITTEN AGREEMENT, UNDERSTANDING, REPRESENTATION, WARRANTY, PROMISE OR STATEMENT SHALL BE EFFECTIVE OR BINDING FOR ANY REASON OR PURPOSE UNLESS SPECIFICALLY SET FORTH IN THIS LEASE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR ADDED TO EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE SHALL NOT BE EFFECTIVE OR BINDING ON ANY PARTY UNTIL FULLY EXECUTED BY BOTH PARTIES HERETO.

         LANDLORD:                                 TENANT:
      McCARRAN CENTER L.C.                      NEXTEL WIP LEASE CORP.
      A Nevada Limited Liability Company


By:   /s/ Thomas A. Thomas                      By:  /s/ Donald J. Manning
      ----------------------------------             --------------------------
          Thomas A. Thomas                      Its: Vice President and General
Its:  Managing Partner                               Counsel
                                                     --------------------------

On this 17th day of May, 1999, before me, the undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared Thomas A. Thomas in his capacity as Managing Partner, known to me to be the person that executed within instrument and known to me to be the person who affixed his name hereto and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

[SEAL]

        GAIL PETERSEN                      /s/ Gail Petersen
Notary Public, State of Nevada             -----------------------------
         Clark County                      NOTARY PUBLIC in and for said
My Appt. Expires Aug 21, 1999              Country and State

On this 13th day of May, 1999, before me, the undersigned, a Notary Public in and for the County of Kind, State of Washington, duly commissioned and sworn, personally appeared Donald J. Manning, in his capacity as V.P. & General Counsel known to me to be the person that executed within instrument and known to me to be the person who affixed his name hereto and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

[SEAL]

       GAYLE C. TONEY                      /s/ Gayle C. Toney
        NOTARY PUBLIC                      -----------------------------
     STATE OF WASHINGTON                   NOTARY PUBLIC in and for said
     COMMISSION EXPIRES                    Country and State
       MARCH 29, 2003

                                 LEASE EXHIBITS

A     Project & Premises
      A-1   Project Site Plan: McCarran II
      A-2   Building Site Plan

B-1   Floor Plan
B-2   Use of Tenant Improvement Allowance
B-3   Standard Tenant Improvement Specifications

C     Tenant's Work Letter

D     Rules and Regulations

E     Operating Expenses - Multi Tenant

F     Parking

I     Renewal Options

J     Brokerage Commission

K     Commencement Date

L     Master Sign Plan

M     Subordination and Non-Disturbance Agreement

N     Tenant Estoppel Certificate

                                    EXHIBIT A

                               PROJECT & PREMISES

PROJECT: McCarran Center II   McCarran Center II consisting of 16.50 Net Acres

BUILDING 42 & 42A             Building 42: 23,306 sq. ft.
                              Building 42A: A minimum of 20,000 sq. ft.

PREMISES                      Building 42 Premises: 23,306 sq. ft.
                              Building 42A Premises: A minimum of 20,000 sq. ft.

                                                                     EXHIBIT A-1

                                                   CONCEPTUAL MASTERPLAN
                                                   McCARRAN CENTER II

                                [GRAPHIC OMITTED]

                                   EXHIBIT B-2

                       USE OF TENANT IMPROVEMENT ALLOWANCE

A. Tenant Improvement Allowance

Landlord agrees to construct tenant improvements in the Premises (Tenant Improvements) for Tenant's exclusive use during the term of the Lease in accordance with the Space Plan and Conceptual Cost Estimate as approved and signed by Tenant either prior to or following the execution of this Lease. Landlord's contribution to such improvements in Building 42 (23,306 sq. ft.) shall be $25.00 per square foot or $582,650 and in Building 42A (20,000 sq. ft.) shall be $25.00 per sq. ft. or $500,000 (the Tenant Improvement Allowance). Landlord's contribution for Building 42 shall be provided in the Phase I and Phase II build-outs as set forth in Section 1.11 and Tenant shall have the right to forgo Landlord's contribution for Phase II and receive the stated reduction in Base Rent. Tenant shall be responsible for the cost of Tenant Improvements exceeding the Tenant Improvement Allowance, which costs shall be initially determined and set forth in the Conceptual Cost Estimate for the corresponding building and paid for by Tenant to Landlord based on the following schedule:

            o     Twenty percent (20%) at the start of construction.

            o Forty percent (40%) within 60 days after the start of construction

            o Thirty percent (30%) within 90 days after the start of construction. Payment is due in full if construction is completed within 90 days after the start of construction.

            o Ten percent (10%) within 10 days after the completion of the punch list items.

The Tenant Improvement Allowance shall be used for and include the cost of: design & engineering, plan check and permit fees, special fees (such as sewer fixture fee for Tenant's over-standard requirements), insurance and the tenant improvement construction cost. Tenant shall be responsible for the cost of any Tenant approved change orders or alterations to the Space Plan or Conceptual Cost Estimate. Should Tenant fail to fully utilize the Tenant Improvement Allowance, the remainder shall be applied as a credit to the Base Rent.

      Building 42, Phase II Improvements:

      As set forth in Section 1.11 of the Lease, Tenant has the option to construct the improvements in Phase II (8,306 sq. ft.) at Tenants sole cost and expense and receive a reduced rent. Tenant may also request that such improvements for Phase II(8,306 sq. ft.) be built simultaneously with the Phase I improvements. Should Tenant expedite the Phase II improvements, the Base Rent payable on the October 1, 1999 commencement date shall be increased to include the amortization of such improvements at 11% over 8 years ($0.386 x 8,306 sq. ft.) or $3,232.23 per month.

B. Premises Design and Construction Documents

Landlord and Tenant agree that both parties shall use best efforts and diligently pursue the preparation and completion of the Premises space plan and construction documents. Should Landlord's authorized space planner and engineers be utilized, the Tenant Improvement Allowance shall be charged as follows:

               Space Plan (Approved)              $.15 per USF
               Architectural Drawings             $.70 per USF
               Mechanical & Plumbing              $.50 per USF
               Electrical                         $.50 per USF

Tenant shall have the right to utilize its own architect and/or space planner (Tenant's Designer) for the design and preparation of the tenant improvement construction documents. Tenant's Designer shall be contracted by Landlord and compensated from the Tenant Improvement Allowance as set forth above. In all cases the Mechanical, Plumbing and Electrical engineers designated by Landlord shall be utilized. Should Tenant elect to have Landlord retain Tenant's Designer, Landlord shall charge a fee of $.15 per USF, from the Tenant Improvement Allowance, for the coordination of Tenant's Designer with Landlord's engineers and general contractors. Tenant's Designer shall submit dimensioned plans and construction drawings in the CADD 12, 13 or 14 format on an updated basis to Landlord with final space plans including, at a minimum, a fully dimensioned space plan, a reflective ceiling plan and an electrical and data outlet plan. Tenant's Designer shall be required to attend a minimum of three (3) space plan design meetings with Landlord's engineers and staff as well as a minimum of three (3) meetings to coordinate the construction drawings. Tenant's Designer shall be a licensed Nevada architect and responsible for "wet stamping" all drawings submitted to the permitting government agency.

C. Construction of Tenant Improvements

Upon completion of Tenant's space plan, Landlord shall immediately obtain a bid for construction from its general contractor. Landlord's general contractor shall obtain at least three (3) bids in each major trade from subcontractors unless Tenant waives this provision in the interest of meeting the time constraints of the construction schedule. Tenant shall have the right to seek independent bids from Nevada licensed and bonded contractors.

Tenant may, at Tenant's sole option, be responsible for the construction of the Tenant Improvements, in which event Tenant shall contract for the construction services and be responsible for meeting the payment of all costs for the Tenant Improvements from an escrow account into which Landlord shall deposit the Tenant Improvement Allowance no later than five (5) days prior to the commencement of the Tenant Improvement construction. The escrow agent shall be selected by Landlord and shall maintain the funds in customary investment vehicles with all interest to belong to Landlord, provided that funds shall be available to meet Tenant's obligations during the construction process. Withdrawals shall require the written approval of both Landlord and Tenant, which approval shall be delivered to Tenant within fifteen (15) business days of Landlord's receipt of proper invoices and conditional lien waivers. In the event that Tenant does not utilize the available Tenant Improvement Allowance, Tenant may use the remainder as prepayment of rent.

Tenant shall be responsible for maintaining the same construction schedule as committed to by Landlord's general contractor, unless Tenant's performance is delayed by events of "Force Majeure" outside of Tenant's control. Tenant's contractors shall not interfere with the shell and core construction of the Building or the construction of other tenant improvements in the Building. Construction performed by Tenant or it's contractors which causes such noise as to be a nuisance to the adjacent tenant's shall be carried out during evening hours. Tenant shall be responsible for its own trash containers and shall promptly remove all construction and related debris from all Common Areas or Facilities. Immediately following the completion of construction, Tenant shall return the Building and Common Areas to the condition they were in immediately prior to the construction, including, if necessary, parking lot sweeping and repair to the Building and Common Areas damaged by Tenant's contractors. Tenant agrees to indemnify Landlord against the actions of its contractors as they relate to construction activities in the Building (including costs of repair, reasonable attorneys' fees and liens) and to obtain either a "Builders Risk" or "Cost of Construction" insurance policy covering the total cost of Tenant Improvements.

      All construction, whether by Landlord or Tenant, shall be in a good, workmanlike manner and all necessary governmental permits, licenses and approvals shall be obtained by the party responsible for the construction.

                                   EXHIBIT B-3

                                    STANDARD
                        TENANT IMPROVEMENT SPECIFICATIONS
                         FOR INDUSTRIAL/OFFICE BUILDINGS

I. GENERAL IMPROVEMENTS:

The following information is provided to establish standard specifications and guidelines for Tenant Improvements in Industrial/Office Buildings. The standards set forth in this Exhibit (or equivalent material at Tenant's election) are subject to Tenant's Improvement Allowance. Landlord does not warrant that the Tenant Improvement Allowance shall be sufficient to construct the following standards. Landlord's reasonable approval is necessary should Tenant desire to materially alter the following standards or use the Tenant Improvement Allowance for non-standard improvements.

      A. PARTITIONS:

            1. One lineal foot of building standard for each fifteen (15) square feet.

                  Demising partitions shall be one layer of 5/8" gypsum wallboard screw applied to each side of 2-1/2" metal studs spaced at 24" on center. Installation to include 1-1/2" sound attenuation blankets will extend from floor to deck above.

            2. Interior partitions shall be one layer of 5/8" gypsum wall board screw applied to each side of 2-1/2" metal studs spaced at 24" on center. Wall board is to extend to 6" above finish ceiling grid to a height of approximately 9'6".

            3. All partitions and column enclosures will be taped and sanded to receive paint.

      B. DOORS FRAMES AND HARDWARE:

            1. One (1) door per twenty-five (25) lineal feet of interior partition allowance.

            2. Interior doors shall be 3'0" wide by 7'0" high and 1-3/4" thick, solid core door with frame, prefinished, with a standard Mendecino Oak finish, both sides.

            3. Interior door hardware will include lever-handled latch sets, 1-1/2" pair of 4-1/2" butts, floor stop and three (3) silencers.

            4.    Hardware finish to be Schlage Brushed Aluminum or equal.

      C. CEILING

            1. Ceiling throughout the office area will be a 2' x 4' mechanically suspended, acoustical system using flush-finished, lay-in tile with a mineral fiber. Nominal ceiling height is 9'0".

            2. The Building Standard for a Multi-tenant office is Armstrong 769 (2767 White or equal.)

            3. The Building Standard Allowance for this item is $1.25 per s.f.

      D. FLOOR COVERING AND BASE:

            1. Carpeting: The Building Standard Allowance for Multi-tenant industrial office space is $1.22 per s.f. This is for 22 oz. Glue down carpet, Queen Commercial Carpet, "Commitment 26" solution dyed nylon or equal.

            2. V.C.T. The Building Standard Allowance for Multi-tenant industrial office space is $1.25 per s.f. This is for an 12" x 12" Azrock Vinyl Composition Tile 1/8" thick or equal.

            3. Rubber Base: The Building Standard Allowance for Multi-tenant industrial office space is $1.25 l.f. This is for Burke standard 4" top set rubber base or equal.

      E. WINDOW TREATMENT:

            1. The Building Standard Allowance for Multi-Tenant industrial office space is $.50 s.f. This is for Riviera Levelor blinds, alabaster number 112 horizontal 1" slats or equal.

      F. PAINT:

            1. The Building Standard for Multi-Tenant industrial office space is Frazee eggshell 5900w, Arctic, or equal.

      G. TOILET PARTITIONS:

            1. The Building Standard for this item is Boberick, American Standard, or Bradley, metal, gray in color.

II. STRUCTURAL IMPROVEMENTS:

      A. STANDARD DESIGN:

            1. The structural floor system of the Building is designed to accommodate up to one hundred (100) pounds per square foot, including eight of partitions and up to seven (7) pounds of ceiling and suspended mechanical equipment load.

III. HEATING VENTILATION, AIR CONDITIONING AND FIRE PROTECTION SERVICES.

      A. H.V.A.C. SYSTEM:

            1. The following operation standards are based upon population not to exceed one (1) person per 150 square feet of usable floor area.

            2.    This system shall be at the sole cost of the tenant.

            3. The system will include a series of individual roof pack units.

            4. The system shall be designed to deliver one ton of air for each 300 s.f. of useable floor space. The system design should also assume a maximum lighting and appliance distribution of 5 watts per rentable s.f. of Multi Tenant Industrial Office Space.

            5. Tenant H.V.A.C. work shall conform to the master system design and include, but not necessarily be limited to providing thermostatically controlled zones, all required ducting, all required diffusers and grilles, and other items as necessary to complete the system.

            6. The tenant shall provide return ductwork on floors without ceiling plenum provisions. (Contact Landlord for exact location of lease spaces requiring such.)

      B. FIRE PROTECTION:

            1. The base system, the "up system", is included in the shell and core and is to be composed of risers, mains, and heads that are turned "up" in order to comply with Building Codes for unoccupied Multi-Tenant Industrial Office Space. Modification of the sprinklers is required as a basic part of Tenant Improvements. This work is to include, but not be limited to; additional headers as required, and the down system to allow for protection of the tenant improvement space.

            2. The "down" system is to include semi-recessed type heads with chrome finish as required by code.

            3. The standard allowance for this item is $.90 s.f. Any cost above this amount is considered above standard.

IV. ELECTRICAL AND TELEPHONE SERVICES:

      A. LIGHTING:

            1. One 2' x 4' fluorescent light fixture per ninety useable square feet shall be the standard. One single pole, wall mounted light switch at 48"+/- per each twelve light fixtures shall be provided.

            2. The light fixture shall be a recessed prismatic fluorescent 3 tube light fixture, 2' x 4' by Lithonia or equal, with energy saving ballast's.

            3. Lamps which complete the building standard fixtures shall be initially furnished and installed as a part of the tenant improvement allowance standard. Subsequent relamping shall be performed at the tenant's expense.

            4. Lights, as required by code, shall be connected to an emergency circuit and comply with said code.

            5. One (1) 20 amp, 120 volt, single phase, wall type duplex electrical outlet per each one hundred fifty square feet of useable floor space in the Multi Tenant Industrial Office Building.

            6.    All cover plates to be ivory with no back to back outlets.

      B. TELEPHONE:

            1. Single gang telephone outlet box in stud wall with conduit from outlet to telephone board.

            2.    All cover plates to be ivory with no back to back outlets.

            3. The standard distribution for Multi Tenant Industrial Office Building space is one box for one hundred fifty square feet of useable office space.

            4. Installation of telephones and wiring shall be at Tenant's sole arrangement and expense.

V. PLUMBING:

      A. GENERAL

            1. Plumbing wet stacks, containing sanitary waste and vent piping will be available on each floor. Tenant's connection shall be at Tenant's expense.

            2. Domestic water is available at building core. Tenant's connection shall be at Tenant's expense.

            3.    Sanitation:

                  For every 10,000 s.f. of office space:

                  Men:     2 Water Closets   Women:    3 Water Closets
                           1 Urinal                    1 Lavatory
                           1 Lavatory

                  For every 60,000 s.f. of Warehouse

                  Men:     1 Water Closet    Women:    1 Water Closet
                           1 Lavatory                  1 Lavatory

VI. ABOVE STANDARD TENANT IMPROVEMENTS:

      1. Any Above Standard Tenant Improvement; i.e., improvements which exceed the standards described above, in design, quantity, quality, structurally, mechanically, electrically, or in cost (which includes the design fees) shall be deemed above standard. Also, Tenant designs which require fire alarm systems or special emergency lighting above and beyond that provided by the Landlord shall be at Tenant's cost and expense.

                                    EXHIBIT C

                              TENANT'S WORK LETTER
                              (Construction Rules)

      1. The Tenant's Contractors and subcontractors are required to check in with the Landlord's Property Manager for instructions and coordination prior to going on the site.

      2. All Tenant Contractors are to follow all instructions set forth by Landlord.

      3.    Tenant's Contractors will not be permitted to start work until they:

A. Have all necessary building permits and have posted such permits on the wall in the Tenant's space.

B.    Furnish proper evidence of required insurance coverage.

C. Sign for and take possession of keys to service doors of premises (if any) and acknowledge proper installation and operation of said service door.

D. Furnish names and phone numbers (office and home) of contractor's supervisory personnel.

E.    Have a set of Landlord approved drawings in the space at all times.

F.    Acknowledge receipt of a copy of these Construction Rules.

G. Furnish proper evidence that all fees and/or deposits required to commence work have been fully paid.

      4.    Insurance:

A. All contractors are required to furnish the Landlord's Property Manager with certificates showing evidence of the following insurance coverage prior to commencing any work.

B. The insurance shall: (i) be issued by insurance companies authorized to do business in the State of Nevada with a current financial rating of at least an A+ Class XV or better as rated in the most recent edition of Best's Key Rating Guide; (ii) be issued as a primary policy; (iii) contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or material change and,
      (iv) shall be written with minimum coverages and limits as required by law and the following:

                        (1) "All risk" builders' risk insurance in an amount equal to 100% of the replacement cost of the Improvements on a non-reporting, completed value basis, coverage against the perils or damage resulting from water damage;

                        (2) Owner's Protective Liability Insurance in an amount of not less than $1,000,000 naming Landlord as a Named Insured;

                        (3) Unless otherwise waived, in writing, by Landlord, a performance bond from Tenant's general contractor in an amount equal to the contract sum or contract amount set forth in the construction contract between Tenant and its general contractor providing for the construction;

                        (4)   Independent Contractors coverage; and

                  (5) Comprehensive General Liability in an amount of, not less than $1,000,000 evidenced by a Certificate of Insurance (said policies hereinafter referred to as the "Construction Period Insurance Policies"). From and after the date of issuance of said certificate of occupancy, the term "Insurance Policies" shall mean: (i) All Risk Property coverage naming Landlord as an Additional Named Insured with Replacement Cost and Agreed Amount endorsements, and including Increased Cost of Construction coverage, Demolition, Clean Up and Clearance coverage, Extra Expense coverage and providing that collection of a total loss recovery will not require reconstruction; (ii) Broad Form Comprehensive General Liability, naming Landlord as an Additional Named Insured, in an amount of, not less than $1,000,000, combined single limit, containing Broad Form Contractual Liability coverage.

      C. Liability insurance may be arranged by Comprehensive General Liability and Comprehensive Automobile Liability policies for the full limits required or by a combination of underlying comprehensive liability policies for lesser limits with the remaining limits provided by an Excess or Umbrellas Liability policy.

      D. All policies shall include the following organizations as additional Named Insureds:

                  Landlord:            McCarran Center, LC

                  Landlord's Lender: None at time of Lease execution

                  All policies shall provide for thirty (30) days prior written notice of expiration or cancellation to the additional insureds.

      5. Parking: All contractors will be assigned a parking area for their workmen by the Landlord's Property Manager. No parking will be permitted in other than the designated area. Vehicles improperly parked are subject to removal by Landlord at Tenant's sole risk and cost.

      6. Tools and Equipment: All contractors are expected to arrive at the site with all necessary tools and equipment. No tools or machinery are to be requested of the Landlord's General Contractor.

      7.    Deliveries:

            A. All deliveries of supplies and materials delivered to a contractor must include the store name and space number to facilitate delivery.

            B. Deliveries will be made only through entrances and routs designated by the Landlord's Property Manager. Contractors should verify routes daily, since routes may have to be changed from time to time. Roadways, loading docks and curb front delivery is at the discretion of the Landlord.

            C. The Landlord's General Contractor will not accept or unload supplies or materials for any Tenant work.

      8.    Curb Service:

            To the greatest extent possible, curbs adjacent to the Buildings will be kept open for deliveries. Parking therein is strictly PROHIBITED. Vehicles delivering materials or merchandise must be completely unloaded at curbside, and immediately removed. Unattended parked vehicles in Loading Courts will be tagged or towed at the expense of the Tenant being served by the vehicles.

      9.    Fire Protection:

            Each Tenant Contractor shall provide and maintain fire extinguishers within the premises as required by Public Safety Officials.

      10.   Material Storage/Work Area:

            All materials used for Tenant's work must be stored at all times within the Tenant's demised premises. Under no circumstances will any other portion of the Building or Project area be used as a work area, construction office or to store Tenant materials or Tenant Contractors equipment.

      11.   Trash Removal:

            Each Tenant Contractor is responsible for his own trash removal during construction. Contractors are expected to remove debris from the premises on a daily basis.

      12.   Roof Openings:

            All coordination required with Landlord's General Contractor, i.e., any openings in the Building roof, are to be scheduled well in advance of anticipated need. Landlord's General Contractor shall not be responsible for delays to Tenant work caused by failure of Tenant Contractor to give adequate notice of work needed. The penetration and flashing of all roof openings shall be by Landlord's Contractor at Tenant's expense.

      13.   Signage:

            No signs are to be placed on a Tenant's storefront without approval of the Landlord.

      14.   Compliance with Regulations:

            Contractors are to comply with all federal and local safety regulations in the execution of their work as well as any safety requirements of the Center Contractor. Hard hats are required for all workmen and visitors to the site.

      15.   Approved Working Plans:

            The Tenant Contractor must maintain one set of Approved Working Plans displaying signatures of Landlord and Plans Examiner on the job at all times during construction.

      16.   Permits:

            The Tenant Contractor is required to obtain all necessary permits prior to the start of construction on the Tenant space.

      17.   Protection of Work and Property:

            Tenant and Tenant's Contractor shall protect their work from damage and shall protect the work of other Tenants and Landlord from damage by Tenant, Tenant's Contractor and their employees and sub-contractors.

      18.   Strictly Prohibited Work and Practices:

            A. Combustible materials above finished ceilings or in any other concealed, non-sprinklered space are prohibited.

            B. Imposing any structural load, temporary or permanent, on any part of the Landlord's work or structure without the approval of Landlord's Engineer and Property Manger is prohibited.

            C. Cutting any holes in Landlord-installed floor slabs, walls, or roof is prohibited unless written approval is provided by the Property Manager.

      19.   Required Documents at Occupancy:

            Contractor must furnish to Tenant a Certificate of Occupancy (if applicable) and a Contractors Waiver of Lien upon completion of construction.

      20.   Liens:

            If any mechanic's lien shall at any time be filed against any part of the Premises by reason of work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharged or bonded off within fifteen (15) days after being notified of the filing thereof then, in addition to any other right or remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or if the Lease term has expired, upon demand.

      21.   Plans:

            Ten (10) days prior to the commencement of any construction Tenant shall submit to Landlord for Landlord's approval preliminary plans and specifications for the construction ("preliminary Plans"). As promptly as possible after submission of the Preliminary Plans, but in any event within twenty (20) days after receipt thereof, the Landlord will notify the Tenant of any objections thereto (specifying in reasonable detail such objections) and Tenant shall cause such objections to be rectified and to promptly resubmit the revised Preliminary Plans to the Landlord. If Landlord fails to respond within such twenty (20) days, the Preliminary Plans shall be deemed approved.

            Landlord's right to object to the Preliminary Plans shall be limited to objections that the submitted Preliminary Plans do not provide for a quality first class structure, workmanship and materials, or functional or architectural harmony with existing improvements, or-otherwise do not meet the requirements of this Lease or any applicable Governmental Requirements. Tenant will, immediately after receipt of written notice of objections from Landlord, undertake to amend or modify the Preliminary Plans to conform to the requirements of this Lease and to cure any objections from the Landlord. In the event of Landlord's failure to give written notice of any objections within any of the requisite time periods, the Preliminary Plans as submitted to Landlord shall be deemed approved by the Landlord.

            Tenant shall submit one (1) copy of the "Final Plans" to Landlord prior to submission to the Building Department for a Building Permit (the "Final Plans").

            Within ten (10) days after the Final Plans have been received by Landlord for final approval, Landlord shall give written notice of its approval or disapproval thereof, specifying in the latter event, its reasons therefor. Such approval shall not be unreasonably withheld and the right to disapprove the Final Plans shall be limited to objections that they are not consistent developments of the Preliminary Plans, or do not meet the requirements of this Lease or applicable Governmental Requirements.

            In the event the Landlord fails to give notice of its approval or disapproval of the Final Plans, as submitted to Landlord, within said ten (10) day period, the Final Plans shall be deemed approved by the Landlord.

            Notwithstanding anything contained in this Lease which is or may be construed to be to be contrary, Landlord shall have no liability or obligation whatsoever in connection with any of the Plans and no responsibility for the adequacy thereof or for the construction of all or any portion of the Premises contemplated by the Plans. Landlord has no duty to inspect the Premises, and if Landlord should inspect the Premises, Landlord shall have no liability or obligation to Tenant or any other Person arising out of such inspection. No such inspection, or any failure by Landlord to make objections after any such inspection, shall constitute an agreement or a representation by Landlord that the Premises is in accordance with the Plans or constitute a waiver of Landlord's right thereafter to insist that the Premises be constructed in accordance with the Plans.

                                    EXHIBIT D

                              RULES AND REGULATIONS

1.00 PROJECT & PREMISES

      1.01 Industrial and Commercial Use: The Premises shall be used for industrial and commercial purposes permitted under the Clark County, Nevada "MD" Zoning Ordinance and Guidelines or as further permitted in Lease, and for no other use.

      1.02 Oil Drilling: No oil drilling, oil development operations, oil refining, holding tanks, quarrying or mining operations of any kind, shall be permitted upon or in the Project. No derrick or other structure designed for use in boring for water, oil or natural gas shall be erected, maintained or permitted upon the Project.

      1.03 Offensive Conduct - Nuisance: Tenant, Renters, Occupiers and Guests within the Project shall conform to all applicable Codes of the County of Clark, and no noxious or offensive activities shall be carried on, upon or within the Project. Any obstruction of Common Access areas is hereby deemed to be a nuisance and is prohibited except for reasonable periods in connection with repairs to the driveway, parking, walkway and Common Facilities. Objects which create or emit loud noise, vibrations or obnoxious odors shall not be located, used or placed on any portion of the Project other than temporarily for landscape, driveway, parking, walkway or building maintenance. No Tenant shall permit or cause anything to be done or kept on its Premises which may increase the rate or cause the cancellation of insurance because of the dangerous or volatile nature of such activity or substance, nor shall any Tenant violate or permit the violation of any law on its Premises. Each Tenant shall comply and require the Occupants and Permittees of its Premises to comply with all the requirements of the local or state health authorities and with all other governmental authorities with respect to the occupancy and use of a building or any portion thereof. The Landlord shall be entitled, but shall not be obligated, to take any action to abate an unlawful nuisance, including without limitation the right to enter into a Premises or Building to exercise the abatement of the unlawful nuisance.

      1.04 Vehicular Maintenance: No person shall conduct repairs, restorations, or painting of any motor vehicle, boat, trailer, aircraft or other vehicle upon any portion of the Project except wholly within an enclosed building.

      1.05 Antenna, External Fixtures, Etc.: Tenant shall have the right to use the roof of the Building as set forth in the Lease.

      1.06 Fences, Etc.: No fences, awnings, ornamental screens, screen doors, sunshades or walls of any nature shall be erected or maintained on or around any portion of any structure or elsewhere within the Premises except those installed in accordance with the original construction of the Premises, and any replacement thereof, or as are authorized and approved by the Landlord.

      1.07 Animals: No animals, reptiles, rodents, livestock or poultry shall be kept in any Premises or elsewhere within the Project, without the express written consent of the Landlord.

      1.08 No Storage or Living Use of Recreational Vehicles: No boat, truck, trailer, camper, recreational vehicle or tent shall be stored on the Project or used as a living area.

      1.09 Trash Disposal: Trash, garbage, or other waste shall be kept only in sanitary containers in the enclosures provided. No Tenant shall permit or cause any trash or refuse to be kept on any portion of the Project other than in the receptacles customarily used therefor, and placed or maintained as required by Landlord.

      1.10 Exterior Alterations: No Tenant shall, at his expense or otherwise, make any alterations or modifications to the exterior of the buildings, fences, railings or walls situated within the Project without the prior written consent of the Landlord and approval by the County.

      1.11 Parking Restrictions: No parking shall be permitted which may obstruct free traffic flow within the Common Facilities, constitute a nuisance, or otherwise create a safety hazard. Notwithstanding the forgoing, this document shall not be interpreted in such a manner so as to permit an activity which would be contrary to any ordinance. Provided the requirements are not violated, construction activity shall be exempt from this section where applicable. The Landlord is hereby empowered to established "no parking" areas within Common Access areas of the Project as well as to enforce parking limitations through its officers and agents by all means lawful for such enforcement on private drives, including the removal of any violating vehicle; provided that the parking allotment provided to Tenant in the Lease shall not be adversely impacted other than on a temporary basis for maintenance or emergencies as provided in the Lease. Adequate off-street parking is provided to accommodate all parking needs for employees, visitors and company vehicles on the site.

      1.12 Building Maintenance: Unless otherwise provided in the Lease, each Tenant shall be responsible for maintaining its building, including the equipment and fixtures therein and the interior and exterior walls, ceiling and roof private restrooms contained within the Building, (if any), windows and doors thereof in a first class, clean, sanitary, workable and attractive condition. Tenant shall have complete discretion as to the choice of furniture, furnishings, and interior decorating; provided, that:

            a) Windows may only be covered by drapes, shades or shutters and may not be painted or covered by foil, cardboard, or other similar materials. Each Tenant shall be responsible for repair, replacement and cleaning of the interior windows and glass of his building.

            b) Decoration of the exterior of the doors to the Building shall be of uniform design to be adopted and approved by the Landlord.

      1.13 Signs: The Landlord shall adopt as part of the Project rules, rules for signage established by Landlord for a signage program pertaining to the use of signs by the Tenant. The Landlord shall have the right to approve all signs posted within the Project, including signs on the building doors. No Tenant shall permit or cause any advertising, identifications, or other sign to be constructed, installed or maintained on the Premises or on any property adjacent to the Premises and visible from the Premises until the plans and specifications therefor, including the height, size, coloring, design and location of installation, have been submitted to and approved in writing by the Landlord and the County of Clark. All signs installed on the Premises or on any property adjacent to the Premises and visible from the Premises shall be consistent with the character and architectural style of the buildings located on the Premises upon which they are placed. In addition, no sign, poster, display, or other advertising device shall be placed in the public view upon any portion of the Premises and/or Building or on any property adjacent to the Premises and visible from the Premises unless it complies with all applicable County ordinances. No Tenant shall permit or cause any sign advertising a person, firm, company, or corporation which does not operate, conduct a business, or sell products on such Premises to be constructed, installed, or maintained on such Premises. Landlord, consultants, or contractors may use signs of a size, design and location as determined by the Landlord for the purposes of developing, constructing, marketing and improving the Project.

      1.14 Maintenance of Drainage Facilities: The Premises upon which drainage ditches and/or related facilities are located, or which may be hereafter be located, shall keep and maintain any improvements constructed thereon, in a reasonable condition according to their design, purpose and/or function, including, but not limited to, the removal of all obstructions which may or reasonably might cause redirection or impedance of the flow of the drainage thereon regardless of the source or cause of such obstruction or impedance.

      1.15 Retention of Lot Grade: Unless specifically approved in writing by both the County and the Landlord, the grade of any Premises shall not be modified, altered or otherwise changed.

      1.16 Storage and Loading Areas: No materials, trash, supplies or equipment, including company-owned or operated trucks, shall be stored on the Premises except inside a closed building, or behind a visual barrier screening such areas form the view of adjoining properties and/or private streets subject to the approval of the County of Clark and the Landlord; provided, however, that this provision shall not apply during the course of construction of a building.

      1.17 Canvassing, soliciting and peddling in the Project are prohibited.

2.00 RECIPROCAL EASEMENTS

      2.01 Premises Included: Certain Premises, located within the Project, because of unique characteristics regarding the relationship of each of these Premises to the other, are encumbered by this document with a special set of easements. These special easements provide for reciprocal surface access and reciprocal subsurface utility access on and under the affected Premises.

      2.02 Special Reciprocal Surface Access Easements: Each Tenant of the affected Premises, does covenant for itself and its successors, a nonexclusive special reciprocal surface access easement over portions of his property for the purpose of providing landscape planting and on-going maintenance and utility maintenance and repair. Such surface access shall be reciprocal from one to another, and shall provide continuous access to each Premises, Landlord/Tenant, his tenant(s), guest(s), vendors, suppliers and to landscape maintenance personnel employed by the Landlord or by authorized personnel of Public Utilities servicing a given utility located within the Reciprocal Easement Area.

      2.03 Reciprocal Subsurface Utility Easements: Each Tenant of the affected Premise does covenant for itself and its successors, a nonexclusive reciprocal subsurface easement beneath the surface of its Leasehold Premise for the purpose of providing a satisfactory location for subsurface utility lines servicing all or some of the Project. Such utilities would be for, but not limited to: water lines, sanitary sewer lines, storm drainage lines, electrical lines, gas lines, fiber optic lines, telephone lines or cable TV lines. Such subsurface access shall be reciprocal from one Leasehold Premise to another and shall provide the necessary reciprocal easement for the utility line in question and provide continuous access to authorized personnel of the utility companies providing the services.

      2.04 Subsurface Easements: The utility company or public agency utilizing the subsurface portion of the Reciprocal Easement Area shall be responsible for the continuous upkeep and maintenance of the utility facilities.

3.00 BUILDING

      3.01 Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building or Premises, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installments or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

      3.02 Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems.

      3.03 Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord.

      3.04 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Project. Should there be any inconsistency between the Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

                                    EXHIBIT E

                               OPERATING EXPENSES

For the purposes of this Lease, "Operating Expenses" shall include those items and services set forth in Section 4.2 and further defined in Section 9 of the Lease. Operating Expenses associated with the Project Common Facilities and the Building occupied by the Tenant are calculated and prorated as set forth hereafter:

      Group I - Project Common Area

            o Consists of the maintenance and up-keep of perimeter Landscaping Areas generally located parallel to the public streets within the Project to a average depth of 15 to 20 feet from the public right-of-way.

            o Categories covered include: Landscape Maintenance and Utilities (Electrical and Water), and Property Management.

      Perimeter Landscaping Areas in the Project shall be constructed and maintained along public streets and private streets within the Project.

      The method for calculation of the Building's prorata share of Project Operating Expenses shall be based on the number of acres of land assigned to the Building divided by the total number of acres in that phase of the Project. The calculation for the Premises prorata share of the Buildings Operating Expenses shall be based on the square feet of the Premises divided by the total square feet in the Building (See Section 2.1 of the Lease for measurement guidelines). The calculation for the Building and Premises Group I Operating Expense is set forth below.

      Building Acreage: 2.02
      McCarran II Project Acreage: 16.50    Building/Project: 12.24 percent

      Premises sq. ft.: 23,306sq. ft.
      Building sq. ft.: 23,306 sq. ft.      Premises/Building: 100 percent

      Group I Premises Allocation           percent (Prem/Bldg x Bldg/Proj)

      Group II - Provided by Landlord to the Building and Premises.

      Operating Expense obligations of the Building include, but are not limited to:

            o Real Property Taxes including special assessments as indicated on a separate tax bill for the Building but exclusive of any increased taxes due to the sale of the Building.

            o     All Risk Property Insurance.

            o Property Management for the Building (including, but not limited to: parking facilities and landscaping) as provided by Landlord (see Lease, Section 4.2).

            o Tenant shall be responsible for its prorata share of the Building Area's Group II expenses.

      The Building's share of Group II Operating Expenses shall be based upon the Acreage of the Building Area divided by the Acreage of the Project:

            Building Area Acreage: 2.02 acres
            Building Area Responsibility: 12.24 percent

      Operating Expense Obligations of the Premises:

                  - On-Site-Water and Sewer (unless separately metered to the Premises)
                  -     Building Maintenance & Repair
                  - HVAC Maintenance and Repair under a Guaranteed Service Contract
                  -     Fire Sprinkler Maintenance and Monitoring
                  -     Building Area Trash Removal
                  -     Prorata share of exterior Building area Expenses

      Group II Expenses are allocated to the Premises on a prorata basis. The Building is grossed up to reflect at least 95% occupancy.

            Premises sq. ft.: 23,306
            Building sq. ft.: 23,306 sq. ft.
            Premises Percentage Allocation: 100 Percent. (same as
                                            Premises/Bldg.)

      Group III - Provided by Tenant

      Operational Expenses which are the sole responsibility of the Tenant are:

                  - Utility - Electrical: (HVAC, Lighting & Wall Outlets on separate meter)
                  -     Utility - Telephone (In-Suite)
                  -     Janitorial and Premises Trash Removal (In-Suite)
                  -     All other utilities separately metered to the Premises

      Future Expansion

      At such time as Tenant shall occupy Building 42A, this Exhibit B shall be amended to include the additional land associated with Tenant's expansion and parking requirements.

                                    EXHIBIT F

                                     PARKING

On the October 1,1999 commencement date for building 42, Tenant shall be provided 117 unrestricted regular size parking stalls (5/1,000 on 23,306 sq. ft.), free of charge, for the use by Tenant's employees and visitors. On October 1, 2000, Tenant shall receive an additional 47 unrestricted regular size parking stalls. On the October 1, 2001 commencement date for building 42A, Tenant shall be provided and additional 100 unrestricted regular size parking stalls (5/1,000 on 20,000 sq. ft.), free of charge, for the use by Tenant's employees and visitors.

The rules and regulations governing the use of these spaces are contained in Exhibit "D" of this Lease. Tenant shall not use more parking spaces than said number, or any spaces (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters.

Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

Tenant may, at any time during the Lease term, request additional parking spaces for use by Tenant's employees and customers. Such spaces shall be provided on a "first come -- first serve" basis at a rental rate of $32 per space per month through October 1, 2001 and thereafter subject to the same percentage increases as set forth in the Lease for the Base Rent. Tenant may also request that Landlord construct covered parking improvements for Tenant's unrestricted spaces. The rental rate for such improvements shall be the monthly amortization of the associated costs over the remaining applicable term of the Lease at twelve percent (12%) interest and shall be payable monthly with the each installment of Base Rent due under the Lease.

Landlord shall have the right to reasonably relocate portions of Tenant's parking to other areas which are adjacent to the Building (within 300 feet) in order to accommodate repairs, modifications to ingress and egress or Project construction.

                                    EXHIBIT I

                                 RENEWAL OPTIONS

      If immediately prior to the expiration of the operative term, this Lease shall be in full force and effect, and if written notice is given to Landlord no later than one hundred and eighty (180) days prior to the expiration of the operative term of Tenant's intent to renew, the giving of such notice by Tenant shall be effective to renew this Lease and extend the term hereof as to the Premises without the necessity for execution of any further instrument by either party. Tenant shall have the right to extend the Lease for Two (2) additional periods of sixty (60) months each (Option Terms) from and after the expiration of the Initial Term. The Option Terms shall be under the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term. Base Rent for each year during the entirety of such Option Terms on the Premises shall, however, be at the "Extension Rate" (as hereinafter defined).

      The "Extension Rate" for purposes of calculating the Base Rent payable during each twelve (12) month period of an Option Term shall be the amount equal to the Base Rent applicable for the last month of the operative term multiplied by a fraction, which fraction shall have as its numerator the Consumer Price Index For All Urban Consumers using the U.S. City Average (1982-84 = 100), or alternative thereto as hereinafter provided, as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the calendar month which is four (4) months prior to the expiration of the last applicable twelve (12) month period of tenancy, and which shall have as its denominator the Consumer Price Index, as published for the calendar month which is four (4) months prior to the commencement of the final twelve month period of the operative term (Initial Term or the first Option Term, as the case may be). If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. In the event that the Bureau should cease to publish the Consumer Price Index, then a similar Index published by any other branch or department of the U.S. Government shall be used. In the event the Bureau shall publish more than one such index, then the index showing the greater proportionate increase shall be used, and if none is so published, then another index generally recognized as authoritative shall be substituted by agreement of the parties hereto, or if no such agreement is reached within a reasonable time, either party may make application to any court of competent jurisdiction to designate such other index. In any event, the base used by any new index shall be reconciled to the 1982-84=100 Base Index. In no event shall the Extension Rate to be paid by Tenant pursuant hereto be less than the Base Rent as adjusted with respect to the last twelve (12) month period of the prior operative term. In the event the numerator of said fraction is not available at the time of adjustment of the rent as provided herein, Tenant shall continue to pay the rent established for the next prior twelve (12) month period; provided, however, Tenant shall promptly pay to Landlord any deficiency at such time as said rent is adjusted.

      The Extension Rate shall be subject to all rent adjustments and increases as set forth in the Lease, including, but not limited to, Sections 1.12 and 4.

      Refurbishment Allowance: Should Tenant exercise its right to extend the Lease during either of the Option Terms, Landlord shall contribute a refurbishment allowance, payable on the first day of such Option Term, of $3.50 per rentable sq. ft. to be used solely for the refurbishment and/or alterations to the Premises, including, but not limited to new carpet, painting or wall relocation. The refurbishment allowance shall not be used for the purchase of furniture, fixtures or equipment or payment of rent.

                                    EXHIBIT J

                               BROKERS COMMISSION

      The parties recognize as the broker(s) who negotiated this Lease, the firm(s), if any, whose name(s) is (are) Scott Riddles, Staubach Company, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to those broker(s), and that the other party shall have no responsibility for the commissions unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and the Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the expiration date, Landlord shall be entitled to recover the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

It is the Landlord's express policy not to pay commissions for the extensions, renewals, options or expansions of an existing Tenant.

                                    EXHIBIT K

                                COMMENCEMENT DATE

      The Commencement date of that Lease by and between McCarran Center, LC, as Landlord, and Nextel Partners, Inc., as Tenant, is hereby acknowledged and agreed to be October 1,1999.

      Accordingly, the Expiration Date is acknowledged and agreed to be ________ 199__.

LANDLORD:                                     TENANT:
McCarran Center, LC                           Nextel Partners, Inc.
a Nevada Limited Liability Company


By:________________________________    By: _____________________________________
Its:_______________________________    Its: ____________________________________

                                    EXHIBIT L

                                MASTER SIGN PLAN
                                  MULTI-TENANT

SIGNAGE STANDARDS

A.    GENERAL REQUIREMENTS - ALL BUILDINGS:

1. All sign plans shall be reviewed and approved in writing by the Landlord for conformity with this criteria and overall design quality prior to installation. Approval or disapproval of sign submittals shall remain the sole right of the Landlord.

2. All permits for signs and installation thereof shall be approved by the Landlord or its representative. The expense of obtaining permits, the fabrication and the installation of all signs shall be the responsibility of the Tenant.

B.    GENERAL SPECIFICATIONS - ALL BUILDINGS:

1. No projections beyond the sign area will be permitted. Signage area is to be within limits as indicated by the Landlord in this criteria.

2. Except as provided herein, no advertising placards, banners, pennants, name insignia, trademarks or other described material shall be affixed or maintained upon the glass panels and supports of the windows and doors or upon the exterior walls of the building or office front.

3. All signs and their installation shall comply with all local building codes.

4. Signs shall be composed of individual lettering. Logos will be considered on a case by case basis.

C.    GENERAL CONSTRUCTION REQUIREMENTS - ALL BUILDINGS:

1. Tenant shall be responsible for the manufacture, complete installation and maintenance of the building letters and vinyl lettering.

2. All signs are to be installed under the direction of the Project Contractor's superintendent or representative.

3.    Tenant shall be fully responsible for the Tenant's sign contractor.

4. Tenant's sign contractor shall execute Landlord's Right of Entry Agreement prior to installation of signage.

5. Tenant's sign contractor shall repair any damage to any portion of the structure and finish caused by its work.

6. All penetrations of the building structure required for sign installation shall be sealed in a water tight condition and shall be patched to match Building finish adjacent to the installation.

7. No sign-maker's label or other identification will be permitted on an exposed surface of the sign, except for those required by ordinance, which shall be placed in an inconspicuous location.

8. No signs or lettering will be permitted on the building roof other than as required by applicable laws or regulations in connection with Tenant's Roof Top Equipment.

D.    SIGN CONTRACTOR GENERAL REQUIREMENTS - ALL BUILDINGS:

1. Tenant shall use YESCO (Young Electric Sign Company) or other licensed and Landlord approved sign contractor to produce and install signage for aesthetic consistency. Landlord's approval shall be reasonable and timely.

2. All companies bidding to manufacture signs are to be advised by Tenant that no substitutes will be accepted unless indicated in the specifications and approved by the Landlord.

3. All manufacturers are to be advised by Tenant that prior to acceptance and final payment, each unit will be inspected for conformity with approved plans. Any signs found not in conformity will be rejected and removed at the Tenant's expense.

4. Entire display shall be guaranteed for 90 days against defects in material and workmanship. Defective parts shall be replaced without charge.

5. Sign company shall carry workman's compensation and public liability insurance against all damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of $1,000,000.

E.    SINGLE-STORY MULTI-TENANT BUILDINGS - SIGNAGE:

1. Building signage to be flush mounted, non-illuminated, individual letters, with both upper and lower case permitted.

2. The width of the Tenant sign facia shall not exceed the width of the Sign Band (as delineated on the exterior elevations). Lettering shall center on demised premises unless otherwise approved by Landlord.

3. Size of the Building signage letters shall be 18" maximum and logos 24" maximum in height by 3/4" in depth. Any exceptions will require prior written consent of the Landlord.

4. Building signage letters will be Helvetica medium or as approved by the Landlord and painted to match McCarran Center - Navarro Red, available at Silver State Paint Center.

5. Tenant will be permitted to place at the main entrance of its demised premises not more than 144 inches of vinyl lettering, not to exceed two and three fourths inches (2-3/4") in height, maximum of four (4) lines, indicating suite number and name. An exceptions will require prior written consent of the Landlord.

6. Tenant's non-customer door for private, employee or merchandise entry may have uniformly applied in two and three-fourths inches (2-3/4") high vinyl block letters, the Tenant's name and suite number.

7. Building address (excluding suite number) shall be provided by Landlord. Address shall be individual 3/4" deep 12" high numbers (Helvetica medium) flush mounted where indicated on exterior elevations.

F.    MULTI-STORY BUILDINGS - PARAPET SIGN:

1.    Parapet Wall Sign

      Shall mean a logo symbol and/or sign text consisting of individual symbols or letters installed directly to the parapet of the Building. The use of "Raceways" for letter attachment to the Building is not permitted.

2.    Signable Area

      Shall mean the display surface of a sign encompassed within a single continuous perimeter, which encloses the extreme limits of the display face of that graphic.

3.    Location

      Shall be above the upper-most window line, and as indicated on the Sign Location Plan (if provided), or as otherwise designated by Landlord.

4.    Number

      Landlord shall determine the number of individual tenants and signs permitted on a Building.

5.    Display

      Parapet signs shall use a single line of text.

6.    Alignment

      Parapet signs shall be located a distance equal to the height of the wall sign (but not less that 3'0") from the vertical edge of the building, a minimum of 18" above the highest ceiling line and a minimum of 18" below the top of the parapet. The sign shall insure the geometric relationship to the vertical and horizontal features of the building.

7.    Height

      Wall sign height shall not exceed the height as listed in the table below.

      Number of Stories                               Maximum Height
      -----------------                               --------------
      1                                               2'-0"
      2                                               2'-6"
      3 or more                                       3'-0"

8.   Area

     Wall sign area shall be as listed in the table below.

      Number of Stories                               Maximum Square Footage
      -----------------                               ----------------------
      1                                               64
      2                                               100
      3 or more                                       144

9.    Materials and Construction

      Parapet signs shall utilize dark anodized bronze aluminum or other materials as approved by Landlord. Returns and trim shall match color of sign face unless otherwise approved. All signs shall consist of individual letters and/or symbols. No continuous sign cabinets or raceways shall be permitted.

10.   Colors

      Colors of parapet sign materials shall be consistent with the Building and be subject to the approval of the Landlord prior to issuance of the required building permit. Registered trademark/logo colors are allowed.

11.   Illumination and Lighting Control

      Parapet signs shall be either non-illuminated or interior or halo illuminated with no exposed conduit, raceway or similar cabinets and shall be wired in such a manner that if any one portion and/or letter of the sign were to burn out, the illumination of the entire sign will automatically turn off.

12.   Submittal

      All parapet signs must be submitted to the Landlord for approval. Upon receiving approval from the Landlord, the Tenant's sign contractor shall obtain all required permits.

                                    EXHIBIT M

WHEN RECORDED, RETURN TO:

__________________________________________

__________________________________________

__________________________________________

                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT
                 (Modify as Necessary for Ground Lease, if Any)

      THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into as of ____________, 19__, by and between _________________________________, a(n) _____________________________("Lender")
and ______________________________,a(n) ________________________________________
("Tenant").

                                    Recitals

      This Agreement is made with respect to the following facts:

      A. Pursuant to Loan Agreement dated as of ____________,19__ (the "Loan Agreement") entered into among _________, a ___________, and _____________, a
_____________,the Lenders made a loan to Landlord (the "Loan").

      B. The loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (the "Deed of Trust") which was recorded in the Official Records of Clark County, Nevada, as Instrument No. __________, encumbers certain real property owned by Landlord located in Clark County, Nevada, and more particularly described in the Deed of Trust (the "Property").

      C. Lender is [the holder of 100% of the rights/has purchased the Loan and succeeded to 100% of the rights] of the Landlord under the Loan Agreement, the Deed of Trust and the other documents evidenced the Loan [pursuant to, inter alia, (i) an Assignment of Loan Documents dated ___________________, and (ii) and Assignment of Beneficial Interest under Deed of Trust and under Assignment of Leases and Rents recorded in the Official Records of Clark County, Nevada, on _________________ as Instrument No. ].

      D. Pursuant to a Lease Agreement dated ______________________ between McCarran Center, LC, a Nevada limited liability company, as landlord ("Landlord"), and Tenant (the "Lease"), Landlord leased to Tenant [a portion of] the Property consisting of approximately ___________________ rentable square feet of office space commonly know as _________________________________,as more particularly described in the Lease as the "Premises".

      E. Lender and Tenant now desire to clarify their respective rights with respect to the Premises, to confirm the right of Tenant to quiet and peaceable possession of the Premises under the Lease, and to further define the terms, covenants and conditions precedent to such right of quiet and peaceable possession.

                                    Agreement

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. The recitals set forth above are incorporated herein by reference.

      2. Tenant covenants and agrees that the Lease now is and at all times shall continue to be subject and subordinate in each and every respect to the lien of the Deed of Trust, to the full extent of the principal, interest and other sums secured thereby. Tenant, upon request, shall execute and deliver any a certificate or other instrument whether or not in recordable form which Lender reasonably may request to confirm such subordination.

      3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default remains uncured beyond the expiration of any applicable grace or cure periods, (i) Lender shall not name Tenant as a party defendant in any action for foreclosure or other enforcement of the Deed of Trust (unless required by law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Deed of Trust, or by reason of a transfer of the Landlord's interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), and in such event the Lease shall remain in full force and effect as a direct lease between Tenant and any person, including without limitation Lender, acquiring or succeeded to the interests of Landlord as a result of any such action or proceeding (hereinafter referred to as a "Successor") and (ii) Tenant's use or possession of the Premises shall not be interfered with by Lender or anyone acting by or through Lender.

      4. If any portion of the Property affected by the Lease is damaged by an insured casualty or if any portion of the Property affected by the Lease is taken under the power of eminent domain, or sold under the threat of the exercise of said power, then Lender agrees that insurance or condemnation proceeds otherwise payable to Lender as a result thereof shall be made available to Landlord to repair and/or restore the Property.

      5. If the interest of Landlord under the lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Deed of Trust or the obligations which it secures or pursuant to a taking of a deed or assignment in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor and the Successor shall be bound to Tenant under all terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the Successor were the landlord, and Tenant does hereby (i) agree to attorn to the Successor, including lender if it be the Successor, as its landlord, (ii) affirm its obligation under the Lease and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest of Landlord under the Lease.

      6. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed of Trust. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

      7. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Deed of Trust, except as specifically set forth herein.

      9. If either party hereto shall bring suit to enforce the terms and provisions hereof or to recover damages for breach, the prevailing party shall be entitled to recover from the other party all reasonable costs, expenses and attorneys' fees incurred in connection with the exercise by the prevailing party of its rights and remedies hereunder. The amount of the attorneys' fees is to be affixed by the court without a jury. For the purpose of this paragraph, the term "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of the defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.

      10. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement has been executed in the State of Nevada, and the laws of the State of Nevada shall govern its construction, performance and terms. This Agreement shall be construed according to its plain meaning and shall not be strictly construed either for or against any party hereto. Either party hereto may record this document in the official records of the county in which the Property is located.

                                        LENDER:

                                        ________________________________
                                        a(n)___________________________

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________

                                        TENANT:________________________

                                        _______________________________
                                        a(n)___________________________

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________
STATE OF NEVADA     )
                    )ss.
County of Clark     )

      The foregoing instrument was acknowledged before me this ___ day of __________, 19__, by _________________________ _______________________________
the _________________ of ___________________________________, on behalf of such
__________________________.

                                        _______________________________
                                        Notary Public

My Commission Expires:

STATE OF NEVADA                     )
                                    )ss.
County of Clark                     )

      The foregoing instrument was acknowledged before me this __________ day of _________________, 19__, by the _________________ of _______________________, on
behalf of such ______________________.

                                        _______________________________
                                        Notary Public

My Commission Expires:

_______________________________

                                    EXHIBIT N
                           TENANT ESTOPPEL CERTIFICATE

TO: ______________________________

PREMISES: ________________________

LOCATION: ________________________

LEASE DATE: ______________________

DATE OF AMENDMENTS, IF ANY: ______

TENANT: __________________________

LANDLORD: McCarran Center, LC

      Tenant is a tenant of the Premises pursuant to the lease described above and any amendments thereto (the "Lease") and hereby certifies the following information which you, exclusively, may rely upon in connection with your loan to Landlord:

1. The Lease, a copy of which is attached hereto as Exhibit "A", is presently in full force and effect and has not been modified, supplemented or amended except as follows:

________________________________________________________________________________

2. (a) The commencement date of the Lease was or will be ___________________, and the date of expiration of the Lease will be _______________________, subject to extensions of the Commencement Date pursuant to Paragraph ________of the Lease and subject to the Tenant's right, if any, to extend the term of the Lease as follows: ____________________________________________________________________
_______________________________________________________________________________.

      (b) The Premises consists of____________________ square feet for _________ ________________________________________________________________ use(s).

3. (a) The base rent payable under the terms of the Lease is $__________.

      (b) The base rent payable under the terms of the Lease has been paid through _______________.

      (c) The Lease provides for __________ months free rent, and Landlord has not agreed to any other free rent periods except as follows:
______________________________.

5. Tenant has not assigned its rights under the Lease or sublet any portion of the Premises except as follows: _______________________________________________.

6. There are no current actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States.

7. Landlord is not currently in default in the performance of any covenants, conditions, agreements, terms or provisions contained in the Lease. Landlord has no current obligations to Tenant or agreements with Tenant, except as set forth in writing in the Lease.

8. Tenant has not been granted any rent abatements or concessions for the term of the Lease, except as set forth in the Lease or in Paragraph 4 (c) of this estoppel certificate, and Tenant is not owed any money by Landlord which can be offset or otherwise deducted from the rental due under the Lease, except as follows: _______________________________________________.

9. Tenant has deposited ________________ as a security deposit with Landlord.

10. Except as set forth in the Lease, landlord has no current obligations to or agreements with Tenant with respect to the Premises, including, without limitation, any obligations or agreements regarding any tenant improvement work to be performed by Landlord.

      THE STATEMENTS MADE HEREIN SHALL BE BINDING UPON US, OUR SUCCESSORS AND ASSIGNS, AND SHALL INURE TO YOUR BENEFIT AND THE BENEFIT OF YOUR SUCCESSORS AND ASSIGNS. THE OFFICER, PARTNER OR PERSON, AS APPLICABLE, EXECUTING THIS CERTIFICATE HAS BEEN DULY EMPOWERED TO DO SO ON BEHALF OF THE UNDERSIGNED.

                                     Tenant:

                                     By: _________________________

                                     Its: ________________________